Exhibit 4.1
EXECUTION VERSION

NII HOLDINGS, INC.
as Issuer,
and
WILMINGTON TRUST COMPANY
as Trustee

INDENTURE
Dated as of
June 5, 2007

3.125% Convertible Notes due 2012

TABLE OF CONTENTS

		Page
ARTICLE I
DEFINITIONS

Section 1.01.	Definitions	1

ARTICLE II
ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01.	Designation, Amount and Issue of Notes	10
Section 2.02.	Form of Notes	11
Section 2.03.	Date and Denomination of Notes; Payments of Interest	12
Section 2.04.	Execution and Authentication of Notes	13
Section 2.05.	Exchange and Registration of Transfer of Notes; Restrictions on Transfer	13
Section 2.06.	Mutilated, Destroyed, Lost or Stolen Notes	19
Section 2.07.	Temporary Notes	20
Section 2.08.	Cancellation of Notes	20
Section 2.09.	CUSIP Numbers	21

ARTICLE III
REPURCHASE OF NOTES UPON A FUNDAMENTAL CHANGE

Section 3.01.	Repurchase at Option of Holders upon a Fundamental Change	21
Section 3.02.	Repayment to the Company	25

ARTICLE IV
PARTICULAR COVENANTS OF THE COMPANY

Section 4.01.	Payment of Principal, Premium and Interest	25
Section 4.02.	Maintenance of Office or Agency	25
Section 4.03.	Appointments to Fill Vacancies in Trustee’s Office	26
Section 4.04.	Provisions as to Paying Agent	26

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		Page

Section 15.07.	Trust Indenture Act	72
Section 15.08.	No Security Interest Created	72
Section 15.09.	Benefits of Indenture	72
Section 15.10.	Table of Contents, Headings, Etc.	72
Section 15.11.	Authenticating Agent	72
Section 15.12.	Execution in Counterparts	73
Section 15.13.	Severability	73
Exhibit A: Form of Note

INDENTURE
          INDENTURE dated as of June 5, 2007 between NII Holdings, Inc., a Delaware corporation (hereinafter called the “Company”), and Wilmington Trust Company, a Delaware banking corporation, as trustee hereunder (hereinafter called the “Trustee”).
WITNESSETH:
          WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its 3.125% Convertible Notes due 2012 (hereinafter called the “Notes”), in an aggregate principal amount of $1,200,000,000 on the date hereof, and, to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture;
          WHEREAS, the Notes, the certificate of authentication to be borne by the Notes, a form of assignment, a form of option to elect repurchase upon a Fundamental Change and a form of conversion notice to be borne by the Notes are to be substantially in the forms hereinafter provided for;
          WHEREAS, all acts and things necessary to duly authorize the issuance of the Common Stock issuable upon the conversion of the Notes, and to duly reserve for issuance the number of shares of Common Stock issuable upon such conversion, have been done and performed; and
          WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized.
          NOW, THEREFORE, THIS INDENTURE WITNESSETH:
          That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Notes (except as otherwise provided below), as follows:
ARTICLE I
Definitions
               Section 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture that are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the execution of this Indenture. The words “herein,” “hereof,” “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The terms defined in this Article include the plural as well as the singular.
          “Additional Notes” has the meaning specified in Section 2.01.
          “Additional Shares” means additional shares of Common Stock by which the Conversion Rate shall be increased for Notes surrendered for conversion pursuant an adjustment of the Conversion Rate upon the occurrence of a Fundamental Change. The number of Additional Shares shall be determined based on the Effective Date of the Fundamental Change and the Stock Price in such Fundamental Change transaction, all in accordance with Section 14.06(e).
          “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control”, when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
          “Agent Members” has the meaning specified in Section 2.05(b).
          “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act. The terms “Beneficial Ownership” and “Beneficially Owns” have a corresponding meaning.
          “Board of Directors” means the Board of Directors of the Company or a committee of such Board of Directors duly authorized to act for it hereunder.
          “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which the banking institutions in The City of New York or the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to close or be closed.
          “Capital Stock” means:
          (a) in the case of a corporation, corporate stock;
          (b) in the case of an association or business entity, shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
          (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
          (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of the assets of, the issuing Person.

          “Cash Amount” has the meaning specified in Section 14.03(a)(iii).
          “Cash Settlement Averaging Period” has the meaning specified in Section 14.03(a).
          “Cash Settlement Notice Period” has the meaning specified in Section 14.03(a).
          “Closing Sale Price” means, as of any date, the closing sale price per share of Common Stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the New York Stock Exchange or such other principal United States securities exchange on which shares of Common Stock may be traded or, if the shares of Common Stock are not listed on a United States national or regional securities exchange, as reported by the Nasdaq Stock Market or by Pink Sheets LLC. In the absence of such quotations, the Company shall be entitled to determine the Closing Sale Price on the basis of such quotations as it considers appropriate. Closing Sale Price shall be determined without reference to extended or after hours trading.
          “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
          “Common Stock” means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 14.07, however, shares issuable on conversion of Notes shall include only shares of the class designated as common stock of the Company at the date of this Indenture, including any Rights attached thereto, (namely, the Common Stock, par value $0.001) or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.
          “Company” means the corporation named as the “Company” in the first paragraph of this Indenture, and, subject to the provisions of Article 11 and Section 14.07, shall include its successors and assigns.
          “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who (a) was a member of such Board of Directors on the date of this Indenture; or (b) becomes a member of the Board of Directors of the Company subsequent to that date and was appointed, nominated for election or elected to such Board of

Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such appointment, nomination or election.
          “Conversion Agent” means the Trustee or any other Person appointed by the Company to accept Notes presented for conversion.
          “Conversion Date” has the meaning specified in Section 14.02.
          “Conversion Notice” has the meaning specified in Section 14.02.
          “Conversion Price” as of any date will equal $1,000 divided by the Conversion Rate as of such date.
          “Conversion Rate” has the meaning specified in Section 14.05.
          “Conversion Retraction Period” has the meaning specified in Section 14.03(a).
          “Corporate Trust Office” or other similar term, means the designated office of the Trustee, at which its corporate trust business as it relates to this Indenture shall be principally administered at any particular time, which office is at 1100 North Market Street, Rodney Square North, Wilmington, DE 19890-1615, Attn: Corporate Capital Markets. For presenting securities, this can be done in the Borough of Manhattan, The City of New York, at Wilmington Trust Company, c/o Harris Trust Company of New York, Wall Street Plaza, 88 Pine Street, New York, NY 10005.
          “Current Market Price” as of any date means:
          (a) for the purpose of any computation under Section 14.06(a) (except for clauses (6), (8) and (9) thereof), the average of the Closing Sale Prices for the five consecutive Trading Days ending on the Trading Day prior to the earlier of the record date or the Ex-Dividend Time for such distribution;
          (b) for the purpose of any computation under Section 14.06(a)(6), the average of the Closing Sale Prices for the five consecutive Trading Days ending on the Trading Day prior to the Ex-Dividend Time for such distribution;
          (c) for the purpose of any computation under Section 14.06(a)(8), the average of the Closing Sale Prices for the five consecutive Trading Days beginning on the Trading Day next succeeding the date of the repurchase triggering the adjustment; and
          (d) for purposes of any computation under Section 14.06(a)(9), the Closing Sale Price on the Trading Day next succeeding the Expiration Date of the Third Party Offeror’s tender or exchange offer.
          “Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.
          “Daily Adjustment” for any given Trading Day shall equal a fraction:

          (a) the numerator of which shall be the closing price of the Common Stock on such Trading Day plus the closing price of the portion of those shares of Capital Stock or similar Equity Interests so distributed applicable to one share of Common Stock on such Trading Day; and
          (b) the denominator of which shall be the product of 10 and the closing price of the Common Stock on such Trading Day.
          “default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.
          “Defaulted Interest” has the meaning specified in Section 2.03.
          “Depositary” means the clearing agency registered under the Exchange Act that is designated to act as the Depositary for the Global Notes. The Depository Trust Company shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.
          “Distributed Asset” has the meaning specified in Section 14.06(a)(4).
          “Effective Date” means the date on which a Fundamental Change transaction becomes effective.
          “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
          “Event of Default” means any event specified in Section 6.01 as an Event of Default.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
          “Ex-Dividend Time” has the meaning specified in Section 14.01(b).
          “Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company (unless otherwise provided in this Indenture).
          A “Fundamental Change” will be deemed to have occurred at the time after the Notes are originally issued that any of the following occurs:
          (a) the Company’s Common Stock (or other common stock into which the Notes are convertible) is neither traded on the New York Stock Exchange, The Nasdaq Global Select Market or another U.S. national securities exchange nor quoted on an established automated over-the-counter trading market in the United States;

          (b) any Person acquires Beneficial Ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company’s Capital Stock entitling the Person to exercise 50% or more of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in elections of directors, other than an acquisition by the Company, any of its Subsidiaries or any of the Company’s employee benefit plans;
          (c) the Company merges or consolidates with or into any other Person (other than a Subsidiary), another Person merges with or into the Company, or the Company conveys, sells, transfers or leases all or substantially all of the Company’s assets to another Person, other than any transaction:
     (1) that does not result in a reclassification, conversion, exchange or cancellation of the Company’s outstanding Common Stock;
     (2) pursuant to which the holders of the Company’s Common Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the voting power of all shares of Capital Stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after the transaction; or
     (3) which is effected solely to change the Company’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of the Company’s Common Stock solely into shares of common stock of the surviving entity; or
          (d) at any time the Continuing Directors do not constitute a majority of the Company’s Board of Directors (or, if applicable, a successor Person to the Company).
          “Fundamental Change Conversion Right Notice” has the meaning specified in Section 3.01.
          “Fundamental Change Payment” has the meaning specified in Section 3.01.
          “Fundamental Change Repurchase Date” has the meaning specified in Section 3.01.
          “Fundamental Change Repurchase Right Notice” has the meaning specified in Section 3.01.
          “GAAP” means United States generally accepted accounting principles.
          “Global Note” has the meaning specified in Section 2.02.
          “Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

          “Initial Purchasers” means Deutsche Bank Securities Inc., Bear, Stearns & Co. Inc. and Goldman, Sachs & Co.
          “interest” means, when used with reference to the Notes, any interest payable under the terms of the Notes and Liquidated Damages, if any, payable under the terms of the Registration Rights Agreement.
          “Interest Payment Date” means June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day.
          “Liquidated Damages” has the meaning specified for “Liquidated Damages Amount” in Section 2(e) of the Registration Rights Agreement.
          “Liquidated Damages Notice” has the meaning specified in Section 4.12.
          “Maturity” means, with respect to any Note, the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at stated maturity or by declaration of acceleration, offer to repurchase pursuant to Section 3.01 or otherwise.
          “Note” or “Notes” has the meaning specified in the recitals hereof, and includes both Notes and Additional Notes.
          “Note register” has the meaning specified in Section 2.05(a).
          “Note registrar” has the meaning specified in Section 2.05(a).
          “Noteholder” or “holder” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Note registrar’s books.
          “Officers’ Certificate” of the Company means a certificate signed by the Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, the Chief Executive Officer, the President or a Vice President or the Chief Financial Officer, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, as the case may be, and delivered to the Trustee. One of the officers signing an Officers’ Certificate given pursuant to Section 4.10 shall be the principal executive, financial or accounting officer of the Company or the chief operating officer of the Company. Unless the context otherwise requires, each reference herein to an “Officers’ Certificate” shall mean an Officers’ Certificate of the Company. References herein, or in any Note, to any officer of a Person that is a partnership shall mean such officer of the partnership or, if none, of a general partner of the partnership authorized thereby to act on its behalf.
          “Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel reasonably acceptable to the Trustee.

          “outstanding”, when used with reference to Notes and subject to the provisions of Section 8.04, means, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:
     (a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;
     (b) Notes, or portions thereof, which shall have been otherwise discharged in accordance with Article 12;
     (c) Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06; and
     (d) Notes converted into Common Stock, cash or a combination of cash and Common Stock pursuant to Article 14 and Notes deemed not outstanding pursuant to Article 3.
          “Person” means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof; and such term includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.
          “Portal Market” means the Private Offerings, Resales and Trading through Automated Linkages system operated by the National Association of Securities Dealers, Inc. or any successor thereto.
          “Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note, and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note that it replaces.
          “premium” means any premium payable under the terms of the Notes.
          “record date” has the meaning specified in Section 2.03 with respect to any interest payment date, and for any other purpose means the record date established by the Company for a specified purpose.
          “Registration Rights Agreement” means the Registration Rights Agreement, dated as of June 5, 2007, between the Company and the Initial Purchasers, as amended from time to time in accordance with its terms.
          “Repurchase Premium” has the meaning specified in Section 14.06(a)(8).
          “Responsible Officer” means any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.
          “Restricted Securities” has the meaning specified in Section 2.05(c).
          “Rights” has the meaning specified in Section 14.12.
          “Rights Agreement” has the meaning specified in Section 14.12.
          “Rule 144A” means Rule 144A as promulgated under the Securities Act.
          “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
          “Spin-Off” has the meaning specified in Section 14.06(a)(5).
          “Stock Price” means the price paid per share of Common Stock in the applicable Fundamental Change transaction; provided that (1) if holders of Common Stock receive only cash in such Fundamental Change transaction, the Stock Price will be the cash amount paid per share of Common Stock and (2) in any other Fundamental Change transaction, the Stock Price will be the average of the last Closing Sale Prices on each of the five consecutive Trading Days prior to but not including the Effective Date of such Fundamental Change.
          “Subsidiary” of any Person means (i) any corporation more than 50% of whose stock of any class or classes having by the terms of such stock ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person and (ii) any partnership, association, limited liability company, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person or such Person and one or more Subsidiaries of such Person has more than a 50% equity interest at the time.
          “Third Party Offeror” has the meaning specified in Section 14.06(a)(9).
          “Trading Day” means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Company’s Common Stock is not listed on the New York Stock Exchange, on the other principal national or regional securities exchange on which the Company’s Common Stock is then listed or, if the Company’s Common Stock is not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if the Company’s Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the Company’s Common Stock is then traded (provided that no day on which trading of the Company’s Common Stock is suspended on such exchange or other trading market will count as a trading day).

          “Trading Price” means, on any date, the average of the secondary market bid quotations for the Notes obtained by the Trustee for $10.0 million principal amount of Notes at approximately 3:30 p.m., New York City time, on such date from three independent nationally recognized securities dealers selected by the Company; provided that if at least three such bids cannot reasonably be obtained by the Trustee, but two bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, one bid shall be used; and provided further that if the Trustee cannot reasonably obtain at least one bid for $10.0 million principal amount of Notes from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Closing Sale Price and the Conversion Rate.
          “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of this Indenture; provided that if the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.
          “Trustee” means Wilmington Trust Company, a Delaware banking corporation, and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.
ARTICLE II
Issue, Description, Execution, Registration and Exchange of Notes
               Section 2.01. Designation, Amount and Issue of Notes. The Notes shall be designated as “3.125% Convertible Notes Due 2012”. The Notes shall be senior unsecured obligations of the Company and shall rank pari passu with any existing and future senior unsecured obligations of the Company and prior to any of the Company’s future subordinated obligations. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited. Notes in the aggregate principal amount of $1,200,000,000 upon the execution of this Indenture may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company, signed by (a) its Chairman of the Board of Directors, Vice Chairman of the Board of Directors, Chief Executive Officer, President, Chief Financial Officer or any Vice President and (b) its Treasurer or any Assistant Treasurer, or its Secretary or any Assistant Secretary, without any further action by the Company hereunder. In addition, subject to the provisions of Section 15.05, an unlimited aggregate principal amount of additional Notes (the “Additional Notes”) may be executed after the date of this Indenture by the Company and delivered to the Trustee for authentication, and the Trustee shall, upon receipt of an Officers’ Certificate specifying the amount of Notes to be authenticated and the date on which such Notes are to be authenticated and certifying that all conditions precedent to the issuance of the Additional Notes contained herein have been complied with and that no default or Event of Default would occur as a result of the issuance of such Additional Notes, authenticate and deliver said Additional Notes to or upon the written order of the Company, signed as set forth in the preceding sentence; provided that Additional Notes may be issued under this Indenture only if such Additional Notes and the Notes constitute the same issue for United States federal income tax purposes. The Notes and the Additional Notes, if any, shall constitute one series for all purposes under this Indenture, including, without limitation, amendments and waivers.
               Section 2.02. Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A. The terms and provisions contained in the form of Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.
          Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the Custodian, the Depositary or by the National Association of Securities Dealers, Inc. in order for the Notes to be tradeable on the Portal Market or as may be required for the Notes to be tradeable on any other market developed for trading of securities pursuant to Rule 144A or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Notes are subject.
          So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by Section 2.05(b), all of the Notes will be represented by one or more Notes in global form registered in the name of the Depositary or the nominee of the Depositary (a “Global Note”). The transfer and exchange of beneficial interests in any such Global Note shall be effected through the Depositary in accordance with this Indenture and the applicable procedures of the Depositary. Except as provided in Section 2.05(b), beneficial owners of a Global Note will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered holders of such Global Note.
          Notwithstanding any other provision of this Indenture, so long as a series of Notes is a Global Note, the parties hereto will be bound at all times by the applicable procedures of the Depositary with respect to such series.
          Any Global Note shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the holder of such Notes in accordance with this Indenture. Payment of principal of and interest and premium, if any, on any Global Note shall be made to the holder of such Global Note.

               Section 2.03. Date and Denomination of Notes; Payments of Interest. Subject to Section 2.02, the Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Note attached as Exhibit A hereto. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
          The Person in whose name any Note (or its Predecessor Note) is registered on the Note register at the close of business on any record date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date, except that the interest payable upon repurchase will be payable to the Person to whom principal is payable pursuant to such repurchase (unless the Fundamental Change Repurchase Date is an interest payment date, in which case the semi-annual payment of interest becoming due on such date shall be payable to the holders of such Notes registered as such on the applicable record date). Interest shall be payable at the office of the Company maintained by the Company for such purposes in the Borough of Manhattan, The City of New York, which shall initially be the Corporate Trust Office of the Trustee and may, as the Company shall specify to the paying agent in writing by each record date, be paid either (i) by check mailed to the address of the Person entitled thereto as it appears in the Note register (provided that any holder of Notes with an aggregate principal amount in excess of $2,000,000 shall, at the written election of such holder (such election to be made prior to the relevant record date and to contain appropriate wire transfer information), be paid by wire transfer in immediately available funds) or (ii) by transfer to an account maintained by such Person located in the United States; provided that payments to the Depositary will be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The term “record date” with respect to any interest payment date shall mean the June 1 or December 1 preceding the applicable June 15 or December 15 interest payment date, respectively.
          Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any June 15 or December 15 (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Noteholder on the relevant record date by virtue of his having been such Noteholder, and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:
     (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall provide an Officers’ Certificate to the Trustee specifying the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall be not less than twenty-five (25) days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than fifteen (15) days and not less than ten (10) days prior to the date of the proposed payment, and not less than ten (10) days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid, to each holder at his address as it appears in the Note register, not less than ten (10) days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (2) of this Section 2.03.
     (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
               Section 2.04. Execution and Authentication of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chairman of the Board of Directors, Vice Chairman of the Board of Directors, Chief Executive Officer, President, Chief Financial Officer or any Vice President and attested by its Treasurer or any Assistant Treasurer, or its Secretary or any Assistant Secretary. The signature of any of these officers on the Notes may be manual or facsimile. Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, manually executed by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 15.11), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.
          In case any officer of the Company who shall have signed any of the Notes shall cease to be such officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such officer of the Company, and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.
               Section 2.05. Exchange and Registration of Transfer of Notes; Restrictions on Transfer. (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency of the Company designated pursuant to Section 4.02 being herein sometimes collectively referred to as the “Note register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Note register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time. The Trustee is hereby appointed “Note registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-registrars in accordance with Section 4.02.
          Upon surrender for registration of transfer of any Note to the Note registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.
          Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Noteholder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.
          All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.
          All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company or the Note registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Note registrar, as the case may be, and the Notes shall be duly executed by the Noteholder thereof or his attorney duly authorized in writing.
          No service charge shall be made to any holder for any registration of transfer or exchange of Notes, but either the Company, the Trustee or both may require payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.
          Neither the Company nor the Trustee nor any Note registrar shall be required to exchange or register a transfer of (a) any Notes or portions thereof surrendered for conversion pursuant to Article 14 or (b) any Notes or portions thereof tendered for repurchase (and not withdrawn) pursuant to Section 3.01.
          (b) The following provisions shall apply only to Global Notes:
     (i) Each Global Note authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or Custodian therefor, and each such Global Note shall constitute a single Note for all purposes of this Indenture.

     (ii) Notwithstanding any other provision in this Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless (A) the Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note or (ii) has ceased to be a clearing agency registered under the Exchange Act and a successor Depositary is not appointed by the Company within 90 days, (B) an Event of Default has occurred and is continuing and any holder shall have requested in writing the issuance of definitive certificated securities, or (C) the Company, in its sole discretion, notifies the Trustee in writing that it no longer wishes to have all the Notes represented by Global Notes. Any Global Note exchanged pursuant to clause (A) or (B) above shall be so exchanged in whole and not in part and any Global Note exchanged pursuant to clause (C) above may be exchanged in whole or from time to time in part as directed by the Company. Any Note issued in exchange for a Global Note or any portion thereof shall be a Global Note; provided that any such Note so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Note.
     (iii) Notes issued in exchange for a Global Note or any portion thereof pursuant to clause (ii) above and which is not a Global Note shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Note or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder. Any Global Note to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Note registrar. With regard to any Global Note to be exchanged in part, either such Global Note shall be so surrendered for exchange or, if the Trustee is acting as Custodian for the Depositary or its nominee with respect to such Global Note, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the Note issuable on such exchange to or upon the written order of the Depositary or an authorized representative thereof.
     (iv) In the event of the occurrence of any of the events specified in clause (ii) above, the Company will promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form, without interest coupons.
     (v) Neither any members of, or participants in, the Depositary (“Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Note.
     (vi) At such time as all interests in a Global Note have been repurchased, converted, canceled or exchanged for Notes in certificated form, such Global Note shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is repurchased, converted, canceled or exchanged for Notes in certificated form, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction.
          (c) Every Note that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (together with any Common Stock issued upon conversion of the Notes and required to bear the legend set forth in Section 2.05(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including those set forth in the legend below) unless such restrictions on transfer shall be waived by written consent of the Company, and the holder of each such Restricted Security, by such Noteholder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in Sections 2.05(c) and 2.05(d), the term “transfer” encompasses any sale, pledge, loan, transfer, assignment, conveyance or other disposition whatsoever of any Restricted Security or any interest therein.
          Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.05(d), if applicable) shall bear a legend in substantially the following form, unless such Note has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer), or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee:
THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT, PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE NOTE EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THIS NOTE OR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE EXCEPT (A) TO

NII HOLDINGS, INC. OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER), (3) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (2)(E) ABOVE), IT WILL FURNISH TO WILMINGTON TRUST COMPANY, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS NOTE PURSUANT TO CLAUSE (2)(E) ABOVE OR UPON ANY TRANSFER OF THIS NOTE UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.
          Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or as to conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of such Note for exchange to the Note registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(c). If the Restricted Security surrendered for exchange is represented by a Global Note bearing the legend set forth in this Section 2.05(c), the principal amount of the legended Global Note shall be reduced by the appropriate principal amount and the principal amount of a Global Note without the legend set forth in this Section 2.05(c) shall be increased by an equal principal amount. If a Global Note without the legend set forth in this Section 2.05(c) is not then outstanding, the Company shall execute and the Trustee shall authenticate and deliver an unlegended Global Note to the Depositary.
          (d) Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any stock certificate representing Common Stock issued upon conversion of any Note shall bear a legend in substantially the following form, unless such Common Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or such Common Stock has been issued upon conversion of Notes that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act, or unless otherwise agreed by the Company in writing with written notice thereof to the transfer agent:
THE SHARES OF COMMON STOCK EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. THE HOLDER HEREOF AGREES THAT, UNTIL THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SHARES OF COMMON STOCK EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), (1) IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SHARES OF COMMON STOCK EVIDENCED HEREBY EXCEPT (A) TO NII HOLDINGS, INC. OR TO ANY SUBSIDIARY THEREOF, (B) TO A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN COMPLIANCE WITH RULE 144A, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (2) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (1)(E) ABOVE), IT WILL FURNISH TO COMPUTERSHARE, INC. AS TRANSFER AGENT (OR A SUCCESSOR TRANSFER AGENT), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (3) IT WILL DELIVER TO EACH PERSON TO WHOM THE COMMON STOCK EVIDENCED HEREBY ARE TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (1)(E) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY PURSUANT TO CLAUSE (1)(E) ABOVE OR UPON ANY TRANSFER OF THE SHARES OF COMMON STOCK EVIDENCED HEREBY AFTER THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). THE TRANSFER AGENT HAS BEEN INSTRUCTED TO REFUSE TO REGISTER ANY TRANSFER OF THE SHARES OF COMMON STOCK EVIDENCED HEREBY IN VIOLATION OF THE FOREGOING RESTRICTION.

          Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.05(d).
          (e) Any Note or Common Stock issued upon the conversion of a Note that, prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction which results in such Notes or Common Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144 under the Securities Act).
               Section 2.06. Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and make available for delivery, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case, the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.
          Following receipt by the Trustee or such authenticating agent, as the case may be, of satisfactory security or indemnity and evidence, as described in the preceding paragraph, the Trustee or such authenticating agent may authenticate any such substituted Note and make available for delivery such Note. Upon the issuance of any substituted Note, either the Company, the Trustee or both may require the payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note which has matured or is about to mature or has been tendered for repurchase upon a Fundamental Change (and not withdrawn) or is to be converted into Common Stock or cash shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, the Trustee and, if applicable, any paying agent or Conversion Agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.
          Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion or repurchase of negotiable instruments or other securities without their surrender.
               Section 2.07. Temporary Notes. Pending the preparation of Notes in certificated form, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon the written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Notes in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Notes in certificated form. Without unreasonable delay, the Company will execute and deliver to the Trustee or such authenticating agent Notes in certificated form and thereupon any or all temporary Notes may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Notes an equal aggregate principal amount of Notes in certificated form. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Notes in certificated form authenticated and delivered hereunder.
               Section 2.08. Cancellation of Notes. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption, repurchase or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation. All Notes surrendered for the purpose of payment, repurchase, conversion, exchange or registration of transfer shall, if surrendered to the Company or any paying agent or any Note registrar or any Conversion Agent, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of such canceled Notes in accordance with its customary procedures. Any Notes surrendered by the Company to the Trustee for cancellation shall be accompanied by an Officers’ Certificate requesting the Trustee to effect such cancellation.

               Section 2.09. CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Company will promptly notify the Trustee of any change in the “CUSIP” numbers.
ARTICLE III
Repurchase of Notes upon a Fundamental Change
               Section 3.01. Repurchase at Option of Holders upon a Fundamental Change. (a) Subject to Section 3.01(e) hereof, upon the occurrence of a Fundamental Change at any time prior to Maturity, each holder may require the Company to repurchase such holder’s Notes no less than 20 days and no more than 35 days after the mailing of the Fundamental Change Repurchase Right Notice (the “Fundamental Change Repurchase Date”), and the Company shall repurchase on the Fundamental Change Repurchase Date, any or all Notes submitted for repurchase for cash, or any portion of the initial principal amount thereof that is equal to $1,000 or an integral multiple thereof, equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to but not including the Fundamental Change Repurchase Date (the “Fundamental Change Payment”), unless such Fundamental Change Repurchase Date falls after a record date and on or prior to the corresponding Interest Payment Date, in which case the Company shall pay the full amount of accrued and unpaid interest payable on such Interest Payment Date to the holder of record at the close of business on the corresponding record date. At least 15 Trading Days prior to the expected Effective Date of a Fundamental Change, the Company will provide to all holders of the Notes, the Trustee, the paying agent and the Conversion Agent a conversion right notice (the “Fundamental Change Conversion Right Notice”) stating:
     (1) that the Company will issue Additional Shares upon conversion pursuant to Section 14.06(e) hereof; or
     (2) whether the Company expects that holders will have the right to require the Company to repurchase their Notes as described in this Section 3.01; and
     (3) that the holders of the Notes have the right to convert their Notes in accordance with Section 14.06 hereof.
     (b) On or before the 15th day following the Effective Date of such Fundamental Change transaction (which Fundamental Change results in the holders of Notes having the right to cause the Company to repurchase their Notes), the Company shall provide to all holders of the Notes, the Trustee, the paying agent and the Conversion Agent a notice of the occurrence of the Fundamental Change and of the resulting repurchase right (the “Fundamental Change Repurchase Right Notice”) stating:
     (1) the events causing a Fundamental Change;
     (2) the Effective Date of the Fundamental Change;
     (3) the last date on which a holder may exercise such repurchase right;
     (4) the Fundamental Change repurchase price;

     (5) the Fundamental Change Repurchase Date;
     (6) the name and address of the paying agent and the Conversion Agent;
     (7) that the Notes with respect to which the Fundamental Change Repurchase Right Notice has been given by the holder may be converted only if the holder withdraws the Option to Elect Repayment Upon a Fundamental Change form included on the reverse of the Note in accordance with the terms of this Indenture; and
     (8) the procedures that holders must follow to require the Company to repurchase their Notes.
          Simultaneously with providing such Fundamental Change Repurchase Right Notice, the Company will issue a press release and publish the information contained in such notice through a public medium customary for such press releases as well as publish the information on the Company’s website.
     (c) A holder may exercise its right specified in Section 3.01(a) upon delivery of the Notes to be repurchased, duly endorsed for transfer with the form entitled “Option to Elect Repurchase Upon a Fundamental Change” on the reverse thereof duly completed and signed, together with such Notes to the Trustee (or other paying agent appointed by the Company) at any time prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Fundamental Change Repurchase Date, stating:
     (1) if certificated, the certificate numbers of the Notes which the holder will deliver to be repurchased or the rules and procedures of the Depositary if definitive Notes have not been issued;
     (2) the portion of the principal amount of the Notes which the holder will deliver to be repurchased, which portion must be in principal amounts of $1,000 or an integral multiple thereof; and
     (3) that such Notes are to be purchased by the Company as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Notes and in this Indenture.
          The delivery of such Notes (either through the surrender of definitive Notes or through the delivery of beneficial interests in a Global Note in accordance with the rules and procedures of the Depositary) to the Trustee (or other paying agent appointed by the Company) with, or at any time after delivery of, the Fundamental Change Repurchase Right Notice (together with all necessary endorsements) at the offices of the Trustee (or other paying agent appointed by the Company) shall be a condition to the receipt by the holder of the Fundamental Change Payment therefor; provided, however, that such Fundamental Change Payment shall be so paid pursuant to this Section 3.01 only if the Notes so delivered to the Trustee (or other paying agent appointed by the Company) shall conform in all respects to the description thereof in the related Repurchase Notice. Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.01 shall be consummated by the delivery of the consideration to be received by the holder promptly following the later of the Fundamental Change Repurchase Date and the time of delivery of the Notes.
          Prior to 10:00 a.m. (New York City Time) on the Business Day following the Fundamental Change Repurchase Date, the Company shall deposit with the Trustee (or other paying agent appointed by the Company, or, if the Company is acting as the paying agent, shall segregate and hold in trust as provided in Section 4.04) an amount of cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate purchase price of all the Notes or portions thereof that are to be purchased as of the Fundamental Change Repurchase Date.
          If the Trustee holds money or securities sufficient to pay the Fundamental Change Repurchase Price on the Business Day following the Fundamental Change Repurchase Date, the Notes will cease to be outstanding and interest, if any, shall cease to accrue on the Notes or portions thereof called for repurchase on the Fundamental Change Repurchase Date (whether or not book-entry transfer of the Note is made or whether or not the Note is delivered to the Trustee (or other paying agent appointed by the Company)) and all other rights of the holders of the Notes to be repurchased pursuant to this Section 3.01 shall terminate (other than the right to receive the Fundamental Change Payment upon delivery or transfer of the Notes).
     (d) The Company will comply with the requirements of Rule 13e-4 and Rule 14e-1 under the Exchange Act, if applicable, including the filing of a Schedule TO if required, and will comply with the requirements of any other federal and state securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes by the Company as a result of a Fundamental Change. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 3.01, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 3.01 by virtue of such conflict.
     (e) On the Fundamental Change Repurchase Date, the Company will, to the extent lawful:
     (1) accept for payment all Notes or portions thereof properly tendered;
     (2) deposit with the Trustee (or other paying agent appointed by the Company) an amount equal to the Fundamental Change Payment in respect of all Notes or portions of Notes properly tendered; and
     (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company in accordance with the terms of this Section 3.01.
          The Trustee (or other paying agent appointed by the Company) will promptly mail to each holder of Notes properly tendered the Fundamental Change Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the

Notes surrendered, if any; provided that each new Note will be in a principal amount of $1,000 or an integral multiple thereof.
     (f) Notwithstanding anything contained herein to the contrary, holders of the Notes will not have the right to require the Company to repurchase any Notes pursuant to the occurrence of any of the events identified in clause (b), (c) or (d) of the definition of Fundamental Change (and the Company will not be required to deliver the Fundamental Change Repurchase Right Notice incidental thereto), if either:
     (1) the Closing Sale Price of the Company’s Common Stock for any five Trading Days within the period of 10 consecutive Trading Days ending immediately after the later of the Fundamental Change or the public announcement of the Fundamental Change, in the case of a Fundamental Change relating to an acquisition of Capital Stock under clause (b) of the definition of Fundamental Change, or the period of 10 consecutive Trading Days ending immediately before the Fundamental Change, in the case of a Fundamental Change relating to a merger, consolidation, asset sale or otherwise under clause (c) of the definition of Fundamental Change or a change in the Board of Directors under clause (d) of the definition of Fundamental Change, equals or exceeds 105% of the applicable Conversion Price of the Notes in effect on each of those five Trading Days; or
     (2) at least 90% of the consideration paid for the Company’s Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in a merger or consolidation or a conveyance, sale, transfer or lease otherwise constituting a Fundamental Change under clause (b) and/or clause (c) of the definition of Fundamental Change consists of shares of common stock traded on the New York Stock Exchange, The Nasdaq Global Select Market or another U.S. national securities exchange or quoted on an established automated over-the-counter trading market in the United States (or will be so traded or quoted immediately following the merger or consolidation) and, as a result of the merger or consolidation, the Notes become convertible into such shares of such common stock.
     (g) Upon receipt by the Trustee (or other paying agent appointed by the Company) of the duly completed Option to Elect Repurchase Upon a Fundamental Change specified in Section 3.01(c) hereof, the holder of the Notes in respect of which such Repurchase Notice was given shall (unless such Option to Elect Repurchase Upon a Fundamental Change is withdrawn as specified in Section 3.01(h) hereof) thereafter be entitled to receive solely the Fundamental Change Payment with respect to such Notes. Such Fundamental Change Payment shall be paid to such holder, subject to receipts of cash by the Trustee (or other paying agent appointed by the Company), promptly following the later of (i) the Fundamental Change Repurchase Date (provided the conditions in Section 3.01(c) have been satisfied) and (ii) the time of book-entry transfer or the delivery of such Notes to the Trustee (or other paying agent appointed by the Company) by the holder thereof in the manner required by Section 3.01(c). Notes in respect of which a duly completed Option to Elect Repurchase Upon a Fundamental Change has been given by the holder thereof may not be converted pursuant to Article 14 on or after the date of the delivery of such Option to Elect Repurchase Upon a Fundamental Change unless such Option to Elect Repurchase Upon a Fundamental Change has first been validly withdrawn as specified in Section 3.01(h) hereof.

     (h) Notwithstanding anything contained herein to the contrary, any holder delivering to the Trustee (or other paying agent appointed by the Company) the Option to Elect Repurchase Upon a Fundamental Change contemplated by Section 3.01(c) hereof shall have the right to withdraw such Option to Elect Repurchase Upon a Fundamental Change, in whole or in part, by means of a written notice, or electronic notice pursuant to the procedures of the Depositary, of withdrawal delivered to the Trustee (or other paying agent appointed by the Company) at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:
     (1) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted;
     (2) the certificate numbers of the definitive Notes, if any, in respect of which such notice of withdrawal is being submitted; and
     (3) the principal amount, if any, of such Notes which remain subject to the original Option to Elect Repurchase Upon a Fundamental Change and which have been or will be delivered for repurchase by the Company.
If the Notes are not in definitive form, the notice of withdrawal must comply with the appropriate procedures of the Depositary.
               Section 3.02. Repayment to the Company. Subject to the requirements of applicable law and this Indenture, the Trustee (or other paying agent appointed by the Company) shall return to the Company any cash that remains unclaimed for two years after any Fundamental Change Repurchase Date, together with interest, if any, thereon, held by it for the payment of the purchase price for the Notes or portions thereof that are to be purchased as of such Fundamental Change Repurchase Date, as the case may be; provided that to the extent that the aggregate amount of cash deposited by the Company pursuant to Sections 3.01 exceeds the aggregate purchase price of the Notes or portions thereof which the Company is obligated to purchase as of the Fundamental Change Repurchase Date, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Fundamental Change Repurchase Date the Trustee shall return any such excess to the Company together with interest, if any, thereon.
ARTICLE IV
Particular Covenants of the Company
               Section 4.01. Payment of Principal, Premium and Interest. The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of and premium, if any (including the purchase price upon repurchase pursuant to Article 3), and interest on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.
               Section 4.02. Maintenance of Office or Agency. The Company will maintain an office or agency in the Borough of Manhattan, The City of New York, where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion or repurchase and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee or at the address of the Trustee’s designee, in either case, as agent of the Company.
          The Company may also from time to time designate co-registrars and one or more offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
          The Company hereby initially designates the Trustee as paying agent, Note registrar, Custodian and Conversion Agent and the Corporate Trust Office shall be considered as one such office or agency of the Company for each of the aforesaid purposes. The Company agrees to enter into an agency agreement in customary form with any successor paying agent, Note registrar, Custodian or Conversion Agent that is not a party to this Indenture.
          So long as the Trustee is the Note registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 7.10(b) and the third paragraph of Section 7.11. If co-registrars have been appointed in accordance with this Section 4.02, the Trustee shall mail such notices only to the Company and the holders of Notes it can identify from its records.
               Section 4.03. Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.10, a Trustee, so that there shall at all times be a Trustee hereunder.
               Section 4.04. Provisions as to Paying Agent. (a) If the Company shall appoint a paying agent other than the Trustee, or if the Trustee shall appoint such a paying agent, the Company will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:
     (i) that it will hold all sums held by it as such agent for the payment of the principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Company or by any other obligor on the Notes) in trust for the benefit of the holders of the Notes;
     (ii) that it will give the Trustee written notice of any failure by the Company (or by any other obligor on the Notes) to make any payment of the principal of, or premium, if any, or interest on, the Notes when the same shall be due and payable; and
     (iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.
          The Company shall, on or before each due date of the principal of, or premium if any, or interest on, the Notes, deposit with the paying agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal, premium, if any, or interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure to take such action; provided that if such deposit is made on the due date, such deposit shall be received by the paying agent by 10:00 a.m. New York City time, on such date.
          (b) If the Company shall act as the paying agent, it will, on or before each due date of the principal of, or premium, if any, or interest on, the Notes, set aside, segregate and hold in trust for the benefit of the holders of the Notes a sum sufficient to pay such principal, premium, if any, or interest so becoming due, will account for any funds disbursed by it and will promptly notify the Trustee of any failure to take such action and of any failure by the Company (or any other obligor under the Notes) to make any payment of the principal of, or premium, if any, or interest on, the Notes when the same shall become due and payable.
          (c) Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any paying agent hereunder as required by this Section 4.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any paying agent to the Trustee, the Company or such paying agent shall be released from all further liability with respect to such sums.
          (d) Anything in this Section 4.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.04 is subject to Sections 12.03 and 12.04.
          The Trustee shall not be responsible for the actions of any other paying agents (including the Company if acting as the paying agent) and shall have no control of any funds held by such other paying agents.
               Section 4.05. Existence. Subject to Article 11, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.
               Section 4.06. Maintenance of Properties. The company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section 4.06 shall prevent the Company from discontinuing the operation or maintenance of, or disposing of, any of such properties if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Noteholders.
               Section 4.07. Payment of Taxes and Other Claims. The Company will pay or discharge, or cause to be paid or discharged, before the same may become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its

Subsidiaries or upon the income, profits or property of the Company or any of its Subsidiaries, (ii) all claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon the property of the Company or any of its Subsidiaries and (iii) all stamp taxes and other duties, if any, which may be imposed by the United States or any political subdivision thereof or therein in connection with the issuance, transfer, exchange, conversion or repurchase of any Notes or with respect to this Indenture; provided that, in the case of clauses (i) and (ii), the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles and which if unpaid would reasonably not be expected to result in a material adverse effect on the business, results of operations, or financial condition of the Company and its Subsidiaries, taken as a whole.
               Section 4.08. Rule 144A Information Requirement. Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, provide to the Trustee and make available to any holder or beneficial holder of Notes or any Common Stock issued upon conversion thereof which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Notes or such Common Stock designated by such holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any holder or beneficial holder of the Notes or such Common Stock and it will take such further action as any holder or beneficial holder of such Notes or such Common Stock may reasonably request, all to the extent required from time to time to enable such holder or beneficial holder to sell its Notes or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time. Upon the request of any holder or any beneficial holder of the Notes or such Common Stock, the Company will deliver to such holder a written statement as to whether it has complied with such requirements. Delivery of such information to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
               Section 4.09. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, or premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

               Section 4.10. Compliance Certificate; Notice of Default. The Company shall deliver to the Trustee, within one hundred twenty (120) days after the end of each fiscal year of the Company, an Officers’ Certificate stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and the status thereof of which the signer may have knowledge.
          The Company will deliver to the Trustee, as soon as possible after the Company becomes aware of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such default or Event of Default and the action that the Company has taken, is taking or proposes to take with respect thereto.
          Any notice required to be given under this Section 4.10 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office.
               Section 4.11. Maintenance of Insurance. The Company shall keep at all times all of their properties which are of an insurable nature insured against loss or damage, and to maintain liability insurance, with insurers believed by the Company to be responsible to the extent that property of similar character is usually so insured, or liability insurance usually is so maintained, by corporations similarly situated and owning like properties in accordance with good business practice.
               Section 4.12. Liquidated Damages Notice. In the event that the Company is required to pay Liquidated Damages to holders of Notes pursuant to the Registration Rights Agreement, the Company will provide an Officers’ Certificate (“Liquidated Damages Notice”) to the Trustee notifying the Trustee of its obligation to pay Liquidated Damages no later than fifteen (15) days prior to the proposed payment date for the Liquidated Damages, and the Liquidated Damages Notice shall set forth the amount of Liquidated Damages to be paid by the Company on such payment date. The Trustee shall not at any time be under any duty or responsibility to any holder of Notes to determine the Liquidated Damages, or with respect to the nature, extent or calculation of the amount of Liquidated Damages when made, or with respect to the method employed in such calculation of the Liquidated Damages.
ARTICLE V
Noteholder’s Lists and Reports by the Company and the Trustee
               Section 5.01. Company to Furnish Trustee Names and Addresses of Noteholders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semiannually, not more than fifteen (15) days after each June 15 and December 15 in each year beginning with December 15, 2007, and at such other times as the Trustee may request in writing, within thirty (30) days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the registered holders of Notes as of a date not more than fifteen (15) days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished by the Company to the Trustee so long as the Trustee is acting as the sole Note registrar.
               Section 5.02. Preservation and Disclosure of Lists. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Notes contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note registrar or co-registrar in respect of the Notes, if so acting. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.
          (b) The rights of Noteholders to communicate with other holders of Notes with respect to their rights under this Indenture or under the Notes, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.
          (c) Every Noteholder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of holders of Notes made pursuant to the Trust Indenture Act.
               Section 5.03. Reports by Trustee. (a) Within sixty (60) days after December 30 of each year commencing with the year 2007, the Trustee shall transmit to holders of Notes such reports dated as of December 30 of the year in respect of which such reports are made concerning the Trustee and its actions under this Indenture as shall be required, if any, pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.
          (b) A copy of such report shall, at the time of such transmission to holders of Notes, be filed by the Trustee with each stock exchange and automated quotation system upon which the Notes are listed and with the Company. The Company will promptly notify the Trustee in writing when the Notes are listed on any stock exchange or automated quotation system or delisted therefrom.
               Section 5.04. Reports by Company. The Company shall file with the Trustee and transmit to holders of the Notes, such information, documents and other reports as it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act within 15 days after the same is so required to be filed with the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
ARTICLE VI
Remedies of the Trustee and Noteholders on an Event of Default
               Section 6.01. Events of Default; Acceleration. In case one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:
     (a) default in the payment of any installment of interest with respect to any of the Notes as and when the same shall become due and payable, and continuance of such default for a period of thirty (30) days; or
     (b) default in the payment of the principal of or premium, if any, or any of the Notes as and when the same shall become due and payable either at Maturity or in connection with any repurchase, pursuant to Article 3, by acceleration or otherwise; or
     (c) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Notes or in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section 6.01 specifically dealt with) continued for a period of sixty (60) days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or the Company and a Responsible Officer of the Trustee by the holders of at least twenty-five percent (25%) in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04; or
     (d) a default or defaults under the terms of any bond(s), debenture(s), note(s) or other evidence(s) of, or under any mortgage(s), indenture(s), agreement(s) or instrument(s) under which there may be issued or by which there may be secured or evidenced, any indebtedness of the Company or any of its Subsidiaries with a principal amount then outstanding, individually or in the aggregate, of at least $50,000,000, whether such indebtedness now exists or is hereafter incurred, which default or defaults (i) shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable or (ii) shall constitute the failure to pay such indebtedness at the final stated Maturity thereof (after expiration of any applicable grace period) and such default shall not have been rescinded or such indebtedness shall not have been discharged within 10 days; or
     (e) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or
     (f) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or the consent by the Company to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by the Company to the filing of such a petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of the property of the Company, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action;
then, and in each and every such case (other than an Event of Default specified in Section 6.01(e) or 6.01(f) that occurs with respect to the Company), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the holders of not less than twenty-five percent (25%) in aggregate principal amount of the Notes then outstanding hereunder determined in accordance with Section 8.04, by notice in writing to the Company (and to the Trustee if given by Noteholders) specifying the respective Event of Default and stating that it is a “notice of acceleration”, may declare the principal of and premium, if any, on all the Notes and the interest accrued thereon to be due and payable immediately, and upon receipt of such notice the same shall become and shall be immediately due and payable. If an Event of Default specified in Section 6.01(e) or 6.01(f) involving the Company occurs, the principal of all the Notes and the interest accrued thereon shall be immediately and automatically due and payable without necessity of further action. This provision, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all Notes and the principal of, and premium, if any on any and all Notes which shall have become due otherwise than by acceleration (with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal and premium, if any, at the rate borne by the Notes plus 1%, to the date of such payment or deposit) and amounts due to the Trustee pursuant to Section 7.07, and if any and all defaults under this Indenture, other than the nonpayment of principal of, and premium, if any, and accrued interest on, Notes which shall have become due by acceleration, shall have been cured or waived pursuant to Section 6.07, then and in every such case the holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all defaults or Events of Default and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon. In accordance with Section 4.10, the Company shall notify in writing a Responsible Officer of the Trustee, promptly upon becoming aware thereof, of any Event of Default or any event which, with notice or the lapse of time or both, would constitute an Event of Default.

          Notwithstanding the acceleration provision above, for the 90 days after the occurrence of an Event of Default relating to the Company’s failure to comply with its reporting obligations specified in Section 5.04, the sole remedy for the occurrence of such an Event of Default will consist exclusively of the right to receive additional interest on the Notes at an annual rate equal to 0.5% of the principal amount of the Notes. This additional interest will be payable in the same manner and on the same dates as the stated interest payable on the Notes. The additional interest will accrue on all outstanding Notes from, and including, the date on which an Event of Default relating to a failure to comply with the reporting obligations under Section 5.04 first occurs to such date on which the Event of Default relating to the reporting obligations shall have been cured or waived. On the 90th day after the occurrence of such an Event of Default the Notes will become subject to acceleration as provided above if the Event of Default is continuing. The provisions of this paragraph shall not affect the rights of the holders of the Notes in the event of an occurrence of an Event of Default other than under Section 5.04.
          In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the holders of Notes, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the holders of Notes, and the Trustee shall continue as though no such proceeding had been taken.
               Section 6.02. Payments of Notes on Default; Suit Therefor. The Company covenants that (a) in case default shall be made in the payment of any installment of interest upon any of the Notes as and when the same shall become due and payable, and such default shall have continued for a period of thirty (30) days, or (b) in case default shall be made in the payment of the principal of or premium, if any, on any of the Notes as and when the same shall have become due and payable, whether at Maturity of the Notes or in connection with any repurchase, by or under this Indenture or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Notes, the whole amount that then shall have become due and payable on all such Notes for principal, premium, if any, or interest, as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest at the rate borne by the Notes, plus 1% and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other amounts due the Trustee under Section 7.07. Until such demand by the Trustee, the Company may pay the principal of, and premium, if any, and interest on, the Notes to the registered holders, whether or not the Notes are overdue.
          In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Notes and collect in the manner provided by law out of the property of the Company or any other obligor on the Notes wherever situated the monies adjudged or decreed to be payable.

          In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the case of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, its agents and its counsel and of the Noteholders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 7.07, and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Noteholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including counsel fees and expenses incurred by it up to the date of such distribution.
          All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Notes.
          In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Notes, and it shall not be necessary to make any holders of the Notes parties to any such proceedings.
               Section 6.03. Application of Monies Collected by Trustee. Any monies or other compensation collected by the Trustee pursuant to this Article 6 shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies or other compensation, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:
     FIRST: To the payment of all amounts due the Trustee under Section 7.07;

     SECOND: In case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on the Notes in default in the order of the Maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate borne by the Notes plus 1%, such payments to be made ratably to the Persons entitled thereto;
     THIRD: In case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount then owing and unpaid upon the Notes for principal and premium, if any, and interest, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by the Notes plus 1% to the Persons entitled thereto, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal, premium, if any, and interest without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest; and
     FOURTH: To the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto.
               Section 6.04. Proceedings by Noteholder. No holder of any Note shall have any right by virtue of or by reference to any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than twenty-five percent (25%) in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.07; it being understood and intended, and being expressly covenanted by the taker and holder of every Note with every other taker and holder and the Trustee, that no one or more holders of Notes shall have any right in any manner whatever by virtue of or by reference to any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Notes, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Notes (except as otherwise provided herein). For the protection and enforcement of this Section 6.04, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any holder of any Note to receive payment of the principal of, and premium, if any (including the repurchase price upon repurchase pursuant to Article 3), and accrued interest on, such Note, on or after the respective due dates expressed in such Note or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such holder.
          Anything in this Indenture or the Notes to the contrary notwithstanding, the holder of any Note, without the consent of either the Trustee or the holder of any other Note, in its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of conversion as provided herein.
               Section 6.05. Proceedings by Trustee. In case of an Event of Default, the Trustee may, in its discretion, but shall not be required to, proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.
               Section 6.06. Remedies Cumulative and Continuing. Except as provided in Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Notes to exercise any right or power accruing upon any default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein, and, subject to the provisions of Section 6.04, every power and remedy given by this Article 6 or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.
               Section 6.07. Direction of Proceedings and Waiver of Defaults by Majority of Noteholders. The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for exercising any trust or power conferred on the Trustee; provided that (a) such direction shall not be in conflict with any rule of law or with this Indenture, (b) the Trustee may take any other action which is not inconsistent with such direction and (c) the Trustee may decline to take any action that the Trustee determines in its reasonable discretion would benefit some Noteholder to the detriment of other Noteholders or of the Trustee. The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 may, on behalf of the holders of all of the Notes, waive any past or existing default or Event of Default hereunder and its consequences except (i) a past or existing default in the payment of interest or premium, if any, on, or the principal of, the Notes (including in connection with an offer to purchase); provided, however, that holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration in accordance with Section 6.01, (ii) a failure by the Company to convert any Notes into Common Stock, cash or a combination of cash and Common Stock, (iii) a default in the payment of the purchase price pursuant to Article 3 or (iv) a default in respect of a covenant or provisions hereof which under Article 10 cannot be modified or amended without the consent of the holders of each or all Notes then outstanding or affected thereby. Upon any such waiver, the Company, the Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been cured or waived as permitted by this Section 6.07, said default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.
               Section 6.08. Undertaking to Pay Costs. All parties to this Indenture agree, and each holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.08 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of, or premium, if any, or interest on, any Note on or after the due date expressed in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 14.
ARTICLE VII
The Trustee
               Section 7.01. Certain Duties and Responsibilities. The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act (as if such Act applied). Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.
               Section 7.02. Notice of Defaults. Subject to the provisions of Section 7.03(i), the Trustee shall give the Noteholders notice of any default hereunder known to the Trustee as and to the extent provided by the Trust Indenture Act (as if such Act applied); provided, however, that except in the case of default in the payment of the principal of, or premium, if any, or interest on, any of the Notes, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Noteholders.
               Section 7.03. Certain Rights of the Trustee. Subject to the provisions of Section 7.01:
     (a) the Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;
     (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;
     (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate as to such matter that is reasonably satisfactory to the Trustee;
     (d) the Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable attorney’s fees and expenses) and liabilities which might be incurred by it in compliance with such request or direction; any permissive right or power available to the Trustee under this Indenture shall not be construed to be a mandatory duty or obligation;
     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may, but shall not be required to, make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;
     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;
     (h) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith, in reliance on an Officers’ Certificate or otherwise, and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture or for any action it takes or omits to take in accordance with the direction of the holders of a majority in principal amount of the outstanding Notes; in no event shall the Trustee be liable to any person for special, indirect, consequential or punitive damages or any damages for lost profits;
     (i) the Trustee shall not be deemed to have knowledge of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture; and
     (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.
               Section 7.04. Not Responsible for Statements or Issuance of Notes. The statements contained herein and in the Notes, except in the Trustee’s certificate of authentication, shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture and the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds thereof.
               Section 7.05. May Hold Notes. The Trustee, any authentication agent, any paying agent, any Conversion Agent, any Note registrar or any other agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes, and, subject to Sections 7.08 and 7.13, may otherwise deal with the Company and any other obligor upon the Notes with the same rights it would have if it were not Trustee, authentication agent, paying agent, Conversion Agent or Note registrar.
               Section 7.06. Monies to Be Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.
               Section 7.07. Compensation and Reimbursement. The Company agrees (1) to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and (3) to indemnify each of the Trustee and any predecessor Trustee for, and to hold it harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of the Trustee) incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses, including reasonable attorney’s fees and expenses, of defending itself against any claim (whether asserted by the Company, a Noteholder or any other Person) or liability, or of complying with any process served upon it or any of its officers, in connection with the exercise or performance of any of its powers or duties hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel.
          The Trustee shall have a lien prior to the Notes as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 7.07, except with respect to funds held in trust for the benefit of the holders of particular Notes.
          When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(e) or 6.01(f), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.
               Section 7.08. Disqualification; Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, this Indenture.
               Section 7.09. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $150,000,000 and has its Corporate Trust Office located in the Borough of Manhattan, The City of New York. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 7.09, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 7.
               Section 7.10. Resignation and Removal of Trustee; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor

Trustee pursuant to this Article 7 shall become effective until the acceptance of appointment by the successor Trustee under Section 7.11.
          (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.
          (c) The Trustee may be removed at any time by act of the holders of a majority in principal amount of the outstanding Notes, delivered to the Trustee and the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition any court of competent jurisdiction for the appointment of a successor.
          (d) If at any time:
     (i) the Trustee shall fail to comply with Section 7.08 after written request therefor by the Company or by any Noteholder who has been a bona fide holder of a Note for at least six months, or
     (ii) the Trustee shall cease to be eligible under Section 7.09 and shall fail to resign after written request therefor by the Company or by any such Noteholder, or
     (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.08, any Noteholder who has been a bona fide holder of a Note or Notes for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee.
          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a resolution of the Board of Directors, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by act of the holders of a majority in principal amount of the outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the holders and accepted appointment in the manner hereinafter provided, any Noteholder who has been a bona fide holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all holders in the manner provided in Section 15.03. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.
          (g) Notwithstanding replacement of the Trustee pursuant to this Section 7.10, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.
               Section 7.11. Acceptance of Appointment of Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on written request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.
          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 7.
          Upon acceptance of appointment by a successor Trustee as provided in this Section 7.11, the Company (or the former Trustee, at the written direction of the Company) shall mail or cause to be mailed notice of the succession of such Trustee hereunder to the holders of Notes at their addresses as they shall appear on the Note register, which notice shall include the address of the Corporate Trust Office of such successor Trustee. If the Company fails to mail such notice within ten (10) days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Company.
               Section 7.12. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article 7, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.
               Section 7.13. Preferential Collection of Claims Against Company. If and when the Trustee shall be or become a creditor of the Company or any other obligor upon the

Notes, the Trustee shall be subject to the provisions of the Trust Indenture Act (as if such Act applied) regarding the collection of the claims against the Company or any such other obligor.
ARTICLE VIII
The Noteholders
               Section 8.01. Action by Noteholders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing, or (b) by the record of the holders of Notes voting in favor thereof at any meeting of Noteholders duly called and held in accordance with the provisions of Article 9, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Noteholders. Whenever the Company or the Trustee solicits the taking of any action by the holders of the Notes, the Company or the Trustee may fix in advance of such solicitation, a date as the record date for determining holders entitled to take such action. The record date shall be not more than fifteen (15) days prior to the date of commencement of initial solicitation of such action without giving effect to any extension or amendment of such action or solicitation.
               Section 8.02. Proof of Execution by Noteholders. Subject to the provisions of Sections 7.03 and 9.05, proof of the execution of any instrument by a Noteholder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the registry of such Notes or by a certificate of the Note registrar.
          The record of any Noteholders’ meeting shall be proved in the manner provided in Section 9.06.
               Section 8.03. Who Are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any paying agent, any Conversion Agent and any Note registrar may deem the Person in whose name such Note shall be registered upon the Note register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note registrar) for the purpose of receiving payment of or on account of the principal of, and premium, if any, and interest on, such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any authenticating agent, any paying agent nor any Conversion Agent nor any Note registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note.
               Section 8.04. Company-Owned Notes Disregarded. In determining whether the holders of the requisite aggregate principal amount of Notes have concurred in any direction,

consent, waiver or other action under this Indenture, Notes which are owned by the Company or any other obligor on the Notes or any Affiliate of the Company or any other obligor on the Notes shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action, only Notes which a Responsible Officer knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Notes and that the pledgee is not the Company, any other obligor on the Notes or any Affiliate of the Company or any such other obligor. In the case of a dispute as to such right, any good faith decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons, and, subject to Section 7.03, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.
               Section 8.05. Revocation of Consents, Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any holder of a Note which is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the holder of any Note shall be a continuing action and conclusive and binding upon such holder and upon all future holders and owners of such Note and of any Notes issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every holder.
ARTICLE IX
Meetings of Noteholders
               Section 9.01. Purpose of Meetings. A meeting of Noteholders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:
     (a) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to any of the provisions of Article 6;
     (b) to remove the Trustee and nominate a successor Trustee pursuant to the provisions of Article 7;

     (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or
     (d) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.
               Section 9.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of Noteholders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be mailed to holders of Notes at their addresses as they shall appear on the Note register. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than twenty (20) nor more than ninety (90) days prior to the date fixed for the meeting.
          Any meeting of Noteholders shall be valid without notice if the holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Notes outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.
               Section 9.03. Call of Meetings by Company or Noteholders. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least twenty-five (25%) in aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Noteholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty (20) days after receipt of such request, then the Company or such Noteholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by mailing notice thereof as provided in Section 9.02.
               Section 9.04. Qualifications for Voting. To be entitled to vote at any meeting of Noteholders a person shall (a) be a holder of one or more Notes on the record date pertaining to such meeting or (b) be a person appointed by an instrument in writing as proxy by a holder of one or more Notes on the record date pertaining to such meeting. The only persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.
               Section 9.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

          The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Noteholders as provided in Section 9.03, in which case the Company or the Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting except that any meeting called by the Company shall be chaired by a representative of the Company and any meeting called by the Trustee may, at the Trustee’s election, be chaired by the Trustee.
          Subject to the provisions of Section 8.04, at any meeting each Noteholder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him. If any vote cast or counted or proposed to be cast or counted is challenged on the ground that such Note is not outstanding, or does not comply with the provisions of Section 9.04, the chairman of the meeting shall determine whether the holder of such Note is authorized to act. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Noteholders. Any meeting of Noteholders duly called pursuant to the provisions of Section 9.02 or 10.02 may be adjourned from time to time by the holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.
               Section 9.06. Voting. The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballot on which shall be subscribed the signatures of the holders of Notes or of their representatives by proxy and the outstanding principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall be representatives of the Trustee, and who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 9.02. The record shall show the principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.
          Any record so signed and verified shall be conclusive evidence of the matters therein stated, absent manifest error.
               Section 9.07. No Delay of Rights by Meeting. Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Noteholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Noteholders under any of the provisions of this Indenture or of the Notes.

ARTICLE X
Supplemental Indentures
               Section 10.01. Supplemental Indentures Without Consent of Noteholders. The Company, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time, and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:
     (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Notes; or
     (b) to add to the covenants of the Company for the benefit of the Noteholders, or to surrender any right or power herein conferred upon the Company; or
     (c) to evidence or provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes; or
     (d) to cure any ambiguity, defect or inconsistency or make any change necessary to conform the indenture to the section “Description of Notes” contained in the offering circular dated May 30, 2007, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, which shall not be inconsistent with the provisions of this Indenture; or
     (e) to add to, change or eliminate any of the provisions of this Indenture to permit or facilitate the issuance of Global Notes and matters related thereto, provided that such action pursuant to this clause (e) shall not adversely affect the interests of the holders in any material respect; or
     (f) make provision with respect to the conversion rights of the holders of Notes pursuant to the requirements of Section 14.07 and the redemption obligations of the Company pursuant to the requirements of Section 3.01(e); or
     (g) to provide for the issuance of Additional Notes in accordance with the provisions of this Indenture; or
     (h) to modify or amend any of the provisions of this Indenture to permit the qualification of this Indenture under the Trust Indenture Act; or
     (i) to make any other change that does not adversely affect the rights of any holder.
          Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any supplemental indenture, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
          Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.
               Section 10.02. Supplemental Indenture with Consent of Noteholders. With the consent (evidenced as provided in Article 8) of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, the Company, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Notes; provided that no such supplemental indenture shall (i) extend the fixed maturity of any Note or reduce the rate or extend the time of payment of interest or additional amounts if any thereon or reduce the principal amount thereof or premium, if any, thereon or reduce any amount payable on repurchase thereof or impair the right of any Noteholder to institute suit for the payment thereof or make the principal thereof or interest or premium, if any, thereon payable in any coin or currency or payable at any place other than that provided in this Indenture or the Notes, change the obligation of the Company to repurchase any Note upon the happening of a Fundamental Change in a manner adverse to the holders of Notes or reduce the Conversion Rate, otherwise than in accordance with the terms of this Indenture, or impair the right to convert the Notes into Common Stock or reduce the number of shares of Common Stock, the amount of cash or the amount of any other property receivable by any holder upon conversion subject to the terms set forth herein, including Section 14.07 or reduce the quorum or the voting requirements under the Indenture, or modify any of the provisions of this Section 10.02 or Section 6.07, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the holder of each Note so affected, or change any obligation of the Company to maintain an office or agency in the places and for the purposes set forth in Section 4.01, in each case, without the consent of the holder of each Note so affected or (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture or to waive any past Event of Default, without the consent of the holders of all Notes affected thereby.
          Subject to Section 10.05, upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

          It shall not be necessary for the consent of the Noteholders under this Section 10.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.
               Section 10.03. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Notes shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
               Section 10.04. Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 15.11) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.
               Section 10.05. Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee. Prior to entering into any supplemental indenture, the Trustee may request an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 10.
ARTICLE XI
Merger, Consolidation, Etc.
               Section 11.01. Mergers, Consolidations and Certain Transfers, Leases and Acquisitions of Assets. The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:
     (a) in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes and the performance or observance of every covenant and obligation of this Indenture, the Notes and the Registration Rights Agreement on the part of the Company to be performed or observed; and
     (b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.
               Section 11.02. Successor to Be Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 11.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.
               Section 11.03. Opinion of Counsel to Be Given Trustee. The Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance or lease and any such assumption complies with the provisions of this Article 11.
ARTICLE XII
Satisfaction and Discharge of Indenture
               Section 12.01. Discharge of Indenture. When:
     (a) either:
     (i) the Company shall have delivered to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or
     (ii) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year, and the Company shall deposit with the Trustee, in trust, funds sufficient to pay at Maturity or upon repurchase of all of the Notes (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal, premium, if any, and interest due or to become due to such date of Maturity or Fundamental Change Repurchase Date, as the case may be, accompanied by a verification report, as to the sufficiency of the deposited amount, from an independent certified accountant or other financial professional satisfactory to the Trustee, and

     (b) the Company shall pay or cause to be paid all other sums payable hereunder by the Company, as the case may be, and
     (c) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with, then this Indenture shall cease to be of further effect (except that in the case of clause (a)(ii) above, Articles 2, 3, 12 and 14 and Sections 4.01, 4.02, 7.01 and 7.03 through 7.12 shall survive until no Note remains outstanding). The rights, obligations and immunities of the Trustee hereunder shall survive any discharge pursuant to this Section 12.01, and Section 7.07 shall survive the termination of this Indenture. The Trustee, on written demand of the Company accompanied by the aforementioned Officers’ Certificate and an Opinion of Counsel shall, at the cost and expense of the Company, execute proper instruments acknowledging the satisfaction and discharge of this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.
               Section 12.02. Deposited Monies to Be Held in Trust by Trustee. Subject to Section 12.04, all monies deposited with the Trustee pursuant to Section 12.01, shall be held in trust for the sole benefit of the Noteholders, and such monies shall be applied by the Trustee to the payment, either directly or through any paying agent (including the Company if acting as the paying agent), to the holders of the particular Notes for the payment of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest.
               Section 12.03. Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies then held by any paying agent of the Notes (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such monies.
               Section 12.04. Return of Unclaimed Monies. Subject to the requirements of applicable law and this Indenture, any monies deposited with or paid to the Trustee for payment of the principal of, or premium, if any, or interest on, Notes and not applied but remaining unclaimed by the holders of Notes for two years after the date upon which the principal of, or premium, if any, or interest on, such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the Notes shall thereafter look only to the Company for any payment that such holder may be entitled to collect unless an applicable abandoned property law designates another Person.
               Section 12.05. Reinstatement. If the Trustee or the paying agent is unable to apply any money in accordance with Section 12.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 until such time as the Trustee or the paying agent is permitted to apply all such money in accordance with Section 12.02; provided that if the Company makes any payment of interest on or principal of any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Notes to receive such payment from the money held by the Trustee or paying agent.
ARTICLE XIII
Immunity of Incorporators, Stockholders, Officers and Directors
               Section 13.01. Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of, or premium, if any, or interest on, any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.
ARTICLE XIV
Conversion of Notes
               Section 14.01. Right to Convert. (a) Subject to and upon compliance with the provisions of this Indenture, the holder of any Note shall have the right, at such holder’s option, to convert the principal amount of the Note, or any portion of such principal amount which is a multiple of $1,000, into fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) at the Conversion Rate in effect at such time, by surrender of the Note so to be converted in whole or in part, together with any required funds under the circumstances described in this Section 14.01, in the manner provided in Section 14.02. The Notes shall be convertible only upon the occurrence of one of the following events:
     (i) during any fiscal quarter commencing after September 30, 2007, if the Closing Sale Price exceeds 120% of the Conversion Price for at least 20 Trading Days in the 30 consecutive Trading Day period ending on the last Trading Day of the immediately preceding fiscal quarter (it being understood for purposes of this Section 14.01(a)(i) that the Conversion Price in effect at the close of business on each of the 30 consecutive Trading Days should be used and such calculation shall give effect to any event referred to in Section 14.06 or 14.07 occurring during such 30 Trading Day period);
     (ii) prior to May 15, 2012, during the five Business Day period immediately after any five consecutive Trading Day period in which the Trading Price per $1,000 principal amount of the Notes for each day of such five consecutive Trading Day period was less than 98% of the product of the Closing Sale Price on the applicable date and the Conversion Rate;

     (iii) at any time on or after May 15, 2012; or
     (iv) as provided in Section 14.01(b) hereof.
          Upon receipt by the Conversion Agent of a demand for conversion from a Noteholder pursuant to clause (i) of this Section, the Conversion Agent shall inform the Company of such request and the Company shall thereupon furnish to the Conversion Agent an Officer’s Certificate stating whether the Notes are then convertible pursuant to clause (i) of this Section and setting forth in reasonable detail the Company’s basis for such determination. Upon receipt of such Officer’s Certificate, if the Company has determined that the Notes are then convertible in accordance with clause (i) of this Section, the Conversion Agent shall, based solely on its review of the information contained in such Officer’s Certificate, confirm or refute the Company’s determination. If the Conversion Agent shall confirm that the Notes are then convertible pursuant to clause (i) of this Section, then the Conversion Agent shall promptly deliver written notice thereof to the Company (and, if the Conversion Agent is other than the Trustee, to the Trustee). In any event, the Company shall be obligated at all times to determine whether the Notes shall be convertible as a result of the occurrence of an event specified in clause (i) of this Section. Whenever the Notes shall become convertible pursuant to this Section 14.01, the Company or, at the Company’s request, the Trustee in the name and at the expense of the Company, shall notify the holders of the event triggering such convertibility in the manner provided in Section 15.03, and the Company shall also publicly announce such information and publish it on the Company’s web site. Any notice so given shall be conclusively presumed to have been duly given, whether or not the holder receives such notice.
          The Trustee (or other Conversion Agent appointed by the Company) shall have no obligation to determine the Trading Price under clause (ii) of this Section 14.01 unless the Company has requested such a determination; and the Company shall have no obligation to make such request unless a holder provides it with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of the Closing Sale Price and the Conversion Rate. If such evidence is provided, the Company shall request that the Trustee (or other Conversion Agent) determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Closing Sale Price and the Conversion Rate.
          (b) In addition, if:
     (i) (A) the Company distributes to all or substantially all holders of its Common Stock rights or warrants entitling them (for a period expiring within 60 days of the declaration date of such distribution) to subscribe for or purchase shares of Common Stock, at a price per share less than the average of the Closing Sale Price for the ten (10) Trading Days immediately preceding, but not including, the declaration date for such distribution, or
     (B) the Company distributes to all or substantially all holders of its Common Stock, assets (including cash), debt securities or rights or warrants to purchase its securities, where the Fair Market Value of such distribution per share of Common Stock exceeds 5% of the Closing Sale Price on the Trading Day immediately preceding the date for such distribution, then, in either case, the Notes may be surrendered for conversion at any time on and after the date that the Company gives notice to the holders of such distribution, which shall be not less than 20 days prior to the Ex-Dividend Time for such distribution, until the earlier of the close of business on the Business Day immediately preceding, but not including, the Ex-Dividend Time or the date the Company publicly announces that such distribution will not take place; provided that no adjustment to the Conversion Rate or the ability of a holder of a Note to convert will be made if the holder will otherwise participate in such distribution without conversion;
     (ii) if any of the events described in clause (b), (c) or (d) of the definition of Fundamental Change occurs, holders may surrender any Notes for conversion during the period starting on the 15th day prior to the anticipated Effective Date of the applicable Fundamental Change and ending at the close of business on the 15th day after the actual Effective Date of such Fundamental Change transaction or, if such transaction results in holders having a right to require the Company to repurchase the Notes, the second business day preceding the Fundamental Change Repurchase Date (as specified in the Fundamental Change Repurchase Right Notice). In connection with such a Fundamental Change and in accordance with Section 3.01 hereof, the Company will send holders a Fundamental Change Conversion Right Notice at least 15 Trading Days prior to the anticipated Effective Date of the Fundamental Change in which the Company will notify holders that, among other things, they will have the right to convert the Notes. Upon such a conversion in connection with the events described in clause (b), (c) or (d) of the definition of Fundamental Change, holders will receive any increase in the conversion rate pursuant to Section 14.06 hereof if such conversion occurs within the time frames specified therein (subject to the right of the Company set forth in Section 14.06 hereof). Notwithstanding the foregoing, if the Effective Date of the Fundamental Change identified in the Fundamental Change Conversion Right Notice does not occur within 20 days of the anticipated Effective Date specified in such notice, then the right of holders to convert the Notes will terminate and, to the extent such Fundamental Change is expected to occur at a later date, the Company again shall comply with the requirements of this Section 14.01(b)(ii) at such later date in connection with such Fundamental Change. If a Fundamental Change occurs, holders may also have the right, at the option of the holders, to require the Company to repurchase all or a portion of the Notes in accordance with Section 3.01 hereof; or
     (iii) in case any holder of Notes exercises its right to require the Company to repurchase such Notes in accordance with Section 3.01 hereof, the conversion right in respect of the Note, or portion thereof so submitted, shall expire at the close of business on the last Business Day immediately preceding the Fundamental Change Repurchase Date or such earlier date as the Notes are presented for purchase, unless the Company defaults in making the payment due upon repurchase, in which case such conversion right shall expire at the close of business on the date the default is cured and the Notes are purchased by the Company (in each case subject to any rules and procedures of the expository with respect to any Global Note).

          “Ex-Dividend Time” means, with respect to any distribution on shares of Common Stock, the first date on which the Common Stock trades, regular way, on the principal securities market on which the Common Stock are then traded without the right to receive such distribution.
          (c) A Note in respect of which a holder is electing to exercise its option to require repurchase upon a Fundamental Change pursuant to Section 3.01 may be converted only if such holder withdraws its election in accordance with Section 3.01. A holder of Notes is not entitled to any rights of a holder of Common Stock until such holder has converted his Notes to Common Stock, and only to the extent such Notes are deemed to have been converted to Common Stock under this Article 14.
               Section 14.02. Conversion Procedures. To convert a Note, a holder must (a) complete and manually sign the Conversion Notice or a facsimile of the Conversion Notice (a “Conversion Notice”) in the form set forth on the reverse of the Note and deliver such notice to the Conversion Agent, (b) surrender the Note to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent, (d) pay any transfer or similar tax, if required and (e) if required, pay funds equal to the interest payable on the next interest payment date. The date, within the time periods set forth in Section 14.01, on which the holder satisfies all of those requirements is the “Conversion Date”. Except as provided in Section 14.06(g), the Company shall deliver to the holder through the Conversion Agent, no later than the third Business Day following the Conversion Date, a certificate for the number of whole shares of Common Stock issuable upon the conversion and, if applicable, cash in lieu of any fractional shares pursuant to Section 14.04.
          In the case of a Global Note, the Conversion Notices may be delivered and such Notes may be surrendered for conversion in accordance with the applicable procedures of the Depositary as in effect from time to time. In order to cause a Depositary participant to complete a Conversion Notice, a beneficial holder must complete, or cause to be completed, the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program. The Person in whose name the Common Stock certificate is registered shall be deemed to be a shareholder of record at the close of business on the applicable Conversion Date; provided, however, that if any such date is a date when the stock transfer books of the Company are closed, such Person shall be deemed a shareholder of record as of the next date on which the stock transfer books of the Company are open.
          No payment or adjustment shall be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this Article 14. On conversion of a Note, except for conversion during the period from the close of business on any record date immediately preceding any interest payment date to the close of business on the Business Day immediately preceding such interest payment date, in which case the holder on such record date shall receive the interest payable on such interest payment date, that portion of accrued and unpaid interest on the converted Note attributable to the period from the most recent interest payment date (or, if no interest payment date has occurred, from the date of original issuance of the Notes) through the Conversion Date shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the

Note being converted pursuant to the provisions hereof, and the Fair Market Value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for accrued and unpaid interest accrued through the Conversion Date and the balance, if any, of such Fair Market Value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the principal amount of the Note being converted pursuant to the provisions hereof.
          If a holder converts more than one Note at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate principal amount of Notes converted.
          Upon surrender of a Note that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the holder, a new Note equal in principal amount to the principal amount of the unconverted portion of the Note surrendered.
          Notes or portions thereof surrendered for conversion during the period from the close of business on any record date immediately preceding any interest payment date to the close of business on the Business Day immediately preceding such interest payment date shall be accompanied by payment to the Company or its order, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest payable on such interest payment date with respect to the principal amount of Notes or portions thereof being surrendered for conversion; provided that no such payment need be made if (1) the Notes are surrendered for conversion after the record date for the last interest payment, (2) the Company has specified a Fundamental Change Repurchase Date that is after a record date and on or before the second Business Day after the corresponding Interest Payment Day or (3) any overdue interest exists on the Conversion Date with respect to the Notes converted, but only to the extent of overdue interest.
               Section 14.03. Payment upon Conversion. (a) In the event that the Company receives notice of conversion on or prior to the day that is twenty (20) days prior to the Maturity of the Notes (the “Final Notice Date”), the following procedures will apply:
     If the Company chooses to satisfy all or any portion of the Company’s obligation (the “Conversion Obligation”) in cash, the Company will notify the holder through the Trustee of the dollar amount to be satisfied in cash (which must be expressed either as 100% of the Conversion Obligation or as a fixed dollar amount) at any time on or before the date that is two Business Days following the conversion date (the “Cash Settlement Notice Period”). If the Company timely elects to pay cash for any portion of the shares otherwise issuable to such holder, the conversion notice may be retracted by the holder at any time during the two Business Day period beginning on the day after the final day of the Cash Settlement Notice Period (the “Conversion Retraction Period”); no such retraction can be made (and a conversion notice shall be irrevocable) if the Company does not elect to deliver cash in lieu of shares (other than cash in lieu of fractional shares). If the conversion notice has not been retracted, then settlement (in cash and/or shares) will occur on the Business Day following the final day of the twenty (20) Trading Day period beginning on the day after the final day of the Conversion Retraction Period

(the “Cash Settlement Averaging Period”). Settlement amounts will be computed as follows:
     (i) If the Company elects to satisfy the entire Conversion Obligation in shares, the Company will deliver to holders surrendering Notes for conversion a number of shares equal to (1) the aggregate original principal amount of Notes to be converted divided by 1,000 multiplied by (2) the applicable Conversion Rate.
     (ii) If the Company elects to satisfy the entire Conversion Obligation in cash, the Company will deliver to holders surrendering Notes for conversion cash in an amount equal to the product of:
     (A) a number equal to (1) the aggregate original principal amount of Notes to be converted divided by 1,000 multiplied by (2) the Conversion Rate and
     (B) the average of the Closing Sale Price of the Common Stock during the Cash Settlement Averaging Period.
     (iii) If the Company elects to satisfy in cash a fixed portion of the Conversion Obligation other than the entire obligation, the Company will deliver to holders surrendering Notes for conversion such cash amount (“Cash Amount”) and a number of shares equal to the excess, if any, of the number of shares equal to (i) the aggregate original principal amount of Notes to be converted divided by 1,000, multiplied by (ii) the Conversion Rate, over the number of shares equal to the sum, for each day of the Cash Settlement Averaging Period, of (x) the Cash Amount, divided by the number of days in the Cash Settlement Averaging Period, divided by (y) the Closing Sale Price of the Common Stock. In addition, the Company will pay cash for all fractional shares of Common Stock based on the average Closing Sale Price of the Common Stock during the Cash Settlement Averaging Period.
     (iv) If the Company elects to satisfy the Conversion Obligation as described in subparagraphs (i) and (iii) above, and on the date the notice of conversion is submitted by the holder, such holder’s Notes (x) have not been registered under the Securities Act or are not freely transferable pursuant to Rule 144(k) under the Securities Act and (y) the Company has not complied with the registration obligations provided in the Registration Rights Agreement, then the Company shall deliver to holders of such Notes an additional number of shares equal to 1% of the number of shares calculated under subparagraphs (i) and (iii) above.
          (b) In the event that the Company receives notice of conversion after the Final Notice Date, the Company will not send individual notices of its election to satisfy all or any portion of the Conversion Obligation in cash. Instead, if the Company chooses to satisfy all or any portion of the Conversion Obligation with respect to conversions after the Final Notice Date in cash, the Company will send a single notice to the holders through the Trustee of the dollar amount to be satisfied in cash (which must be expressed either as 100% of the Conversion Obligation or as a fixed dollar amount) at any time on or before the Final Notice Date. Settlement amounts will be computed and settlement dates will be determined in the same manner as set forth under Section 14.03(a) above except that the “Cash Settlement Averaging Period” shall be the twenty (20) consecutive Trading Day period beginning on the Trading Day after the conversion date. If a conversion notice is received after the Final Notice Date, the holder of Notes subject to such conversion notice will not be allowed to retract the conversion notice. Settlement (in cash and/or shares) will occur on the Business Day following the final day of such Cash Settlement Averaging Period. If the Company does not elect to satisfy any part of the Conversion Obligation in cash (other than cash in lieu of any fractional shares), delivery of shares of Common Stock into which the Note are converted (and cash in lieu of any fractional shares) will be made through the Conversion Agent or the Depositary, as the case may be, as soon as practicable on or after the conversion date.
          (c) Notwithstanding anything to the contrary in this Indenture, at any time prior to Maturity, the Company may irrevocably elect, in its sole discretion without the consent of the holders of the Notes, by notice to the Trustee and the holders of the Notes to satisfy in cash 100% of the principal amount of the Notes converted after the date of such election or the conversion value of such Notes if less than the principal amount. After making such an election, the Company still may satisfy the remainder of the Conversion Obligation to the extent it exceeds the principal amount in cash or Common Stock or a combination of cash and Common Stock. If the Company chooses to satisfy all or a portion of the remainder of the Conversion Obligation in cash, the Company will provide notice of such election in the same manner as set forth above under either clause (a) or (b), whichever is applicable. If the Company chooses to satisfy all of the remainder of the Conversion Obligation in Common Stock, notice of the election to deliver cash for the principal amount will be deemed to have been provided on the last date of the Cash Settlement Notice Period and the notice of conversion will not be retractable. Settlement amounts will be computed and settlement dates will be determined in the same manner as set forth above under clause (a) or (b), as applicable.
               Section 14.04. Cash Payments in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip certificates representing fractional shares shall be issued upon conversion of Notes. If more than one Note shall be surrendered for conversion at one time by the same holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the conversion of any Note or Notes, the Company shall make an adjustment and payment therefor in cash at the current market price thereof to the holder of Notes. For purposes of this Section 14.04, the “current market price” of a share of Common Stock shall be the Closing Sale Price on the last Business Day immediately preceding the day on which the Notes (or specified portions thereof) are deemed to have been converted.
               Section 14.05. Conversion Rate. Each $1,000 principal amount of the Notes shall be convertible into the number of shares of Common Stock specified in the form of Note (herein called the “Conversion Rate”) attached as Exhibit A hereto, subject to adjustment as provided in this Article 14.

               Section 14.06. Adjustment of Conversion Rate. (a) The Conversion Rate shall be subject to adjustment, without duplication, from time to time upon the occurrence of any of the following:
     (1) Stock Dividends in Common Stock. In case the Company shall pay or make a dividend or other distribution on shares of Common Stock payable exclusively in shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. If, after any such date fixed for determination, any dividend or distribution is not in fact paid, the Conversion Rate shall be immediately readjusted, effective as of the date the Company’s Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would have been in effect if such determination date had not been fixed. For the purposes of this clause (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.
     (2) Issuance of Rights or Warrants. In case the Company shall issue rights or warrants to all or substantially all holders of its Common Stock entitling them for a period expiring within 60 days from the date of issuance of the rights or warrants to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share of Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants (other than any rights, options or warrants that (x) by their terms will also be issued to any holder upon conversion of a Note into shares of Common Stock without any action required by the Company or any other Person or (y) are distributed to shareholders of the Company upon a merger or consolidation in compliance with Section 11.01 hereof), then the Conversion Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Conversion Rate by a fraction:
     (A) numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock that the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price; and
     (B) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. If, after any such date fixed for determination, any such rights, options or warrants are not in fact issued, or are not exercised prior to the expiration thereof, the Conversion Rate shall be immediately readjusted, effective as of the date such rights, options or warrants expire, or the date the Company’s Board of Directors determines not to issue such rights, options or warrants, to the Conversion Rate that would have been in effect if the unexercised rights, options or warrants had never been granted or such determination date had not been fixed, as the case may be and as a result no additional shares are delivered or issued pursuant to such rights or warrants. For the purposes of this clause (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company.
     (3) Stock Splits and Combinations. (i) In case outstanding shares of Common Stock shall be subdivided or split into a greater number of shares of Common Stock, then the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision or split becomes effective shall be proportionately increased; (ii) in case outstanding shares of Common Stock shall be combined or reclassified into a smaller number of shares of Common Stock, then the Conversion Rate in effect at the opening of business on the day following the day upon which such combination or reclassification becomes effective shall be proportionately reduced and (iii) in case the Company issues any shares of its Capital Stock in a reclassification of the outstanding shares of Common Stock, then the Conversion Rate in effect at the opening of business on the day following the day upon which such reclassification becomes effective shall be proportionately applied to the new class of shares of Capital Stock of the Company into which the Common Stock was reclassified; in each case, such increase, reduction or reclassification, as the case may be, to become effective immediately after the opening of business on the Business Day following the day upon which such subdivision, combination or reclassification becomes effective.
     (4) Distribution of Indebtedness, Securities or Assets. In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock evidences of its indebtedness, securities, assets or certain rights to purchase the Company’s securities (provided, that if these rights are only exercisable upon the occurrence of specified triggering events, then the conversion rate will not be adjusted until the triggering events occur), but excluding (i) any dividends or distributions referred to in clause (1) or (5) of this Section 14.06(a), (ii) any rights or warrants referred to in clause (2) of this Section 14.06(a), (iii) any dividends or distributions paid exclusively in cash described in clause (6), (7) or (8) of this Section 14.06(a) (the “Distributed Assets”), then the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date fixed for the determination of stockholders entitled to receive such distribution by a fraction:
     (A) the numerator of which shall be the Current Market Price per share of the Company’s Common Stock on the record date; and
     (B) the denominator of which shall be the such Current Market Price per share of Common Stock less the Fair Market Value, as determined by the Company’s Board of Directors, whose determination in good faith shall be conclusive and described in a Board Resolution filed with the Trustee, of the portion of those Distributed Assets applicable to one share of Common Stock, such adjustment to become effective immediately after the record date fixed for the determination of stockholders entitled to receive such distribution.
If after any such date fixed for determination, any such distribution is not in fact made, the Conversion Rate shall be immediately readjusted, effective as of the date the Company’s Board of Directors determines not to make such distribution, to the Conversion Rate that would have been in effect if such determination date had not been fixed.
     Notwithstanding the foregoing, in cases where (i) the Fair Market Value per share of the Distributed Assets equals or exceeds the Current Market Price of the Company’s Common Stock, or (ii) the Current Market Price of the Company’s Common Stock exceeds the Fair Market Value per share of the Distributed Assets by less than $1.00, in lieu of the adjustment set forth in this Section 14.06(a)(4), holders will have the right to receive upon conversion, in addition to shares of Common Stock, if any, the amount and type of Distributed Assets such holders would have received upon conversion of such holders’ Notes if they had been converted immediately prior to the record date.
     (5) Spin-Offs. In case the Company shall distribute to all or substantially all holders of its Common Stock shares of Capital Stock of any class or series, or similar Equity Interests, of or relating to a Subsidiary or other business unit (a “Spin-off”), then the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date fixed for the determination of stockholders entitled to receive such distribution by an adjustment factor equal to the sum of the Daily Adjustments for each of the 10 consecutive Trading Days beginning on the effective date of the Spin-off, such adjustment to become effective on the 10th Trading Day from, and including, the effective date of the Spin-off.
     (6) Cash Distributions. In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of outstanding shares of its Common Stock distributions consisting exclusively of cash, then the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by a fraction:

     (A) the numerator of which shall be equal to the Current Market Price per share of Common Stock on the date fixed for such determination; and
     (B) the denominator of which shall be equal to the Current Market Price per share of Common Stock on such date fixed for determination less the amount per share of such distribution, such adjustment to become effective immediately after the record date fixed for the determination of stockholders entitled to receive such distribution.
Notwithstanding the foregoing, in cases where (i) the per share amount of such distribution equals or exceeds the Current Market Price of the Company’s Common Stock, or (ii) the Current Market Price of the Company’s Common Stock exceeds the per share amount of such distribution by less than $1.00, in lieu of the adjustment set forth in this Section 14.06(a)(6), holders will have the right to receive upon conversion, in addition to shares of Common Stock, if any, such distribution such holders would have received upon conversion of such holders’ Notes if they had been converted immediately prior to the record date.
     (7) Tender or Exchange Offers. In case the Company or any Subsidiary of the Company shall make a payment in respect of a tender offer or exchange offer for any portion of the Company’s Common Stock, in which event, to the extent the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Closing Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “Expiration Date”), as the case may be, then the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate immediately prior to close of business on the Expiration Date by a fraction:
     (A) the numerator of which shall be equal to the sum of (a) the Fair Market Value, as determined by the Board of Directors of the Company, of the aggregate consideration payable for all shares of Common Stock purchased by the Company in the tender or exchange offer and (b) the product of (i) the number of shares of Common Stock outstanding less any such purchased shares and (ii) the Closing Sale Price of the Common Stock on the Trading Day next succeeding the Expiration Date; and
     (B) the denominator of which shall be equal to the product of (a) the number of shares of Common Stock outstanding, including any such purchased shares and (b) the Closing Sale Price of the Common Stock on the Trading Day next succeeding the Expiration Date, such adjustment to become effective immediately after the opening of business on the second Trading Day next succeeding the Expiration Date.
     (8) Repurchases. In case the Company or any of its Subsidiaries shall make a payment in respect of a repurchase of Common Stock (other than a payment in respect of a repurchase of Common Stock made contemporaneously with the issuance of the Notes as described in “Use of Proceeds” contained in the offering circular dated May 30, 2007) the consideration for which exceeds the average of the Closing Sale Prices of the Common Stock for the five consecutive Trading Days ending on the relevant repurchase date (such amount, the “Repurchase Premium”), and that repurchase, together with any other repurchases of Common Stock by the Company or any of its Subsidiaries involving a Repurchase Premium concluded within the preceding 12 months, results in the payment by the Company of an aggregate consideration exceeding an amount equal to 10% of the Market Capitalization of the Company’s Common Stock, then the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the time of such repurchase triggering the adjustment by a fraction:
     (A) the numerator of which shall be equal to the Current Market Price of the Common Stock; and
     (B) the denominator of which shall be equal to (a) the Current Market Price of the Common Stock minus (b) the quotient of (i) the aggregate amount of all the Repurchase Premiums paid in connection with such repurchases and (ii) the number of shares of Common Stock outstanding on the day next succeeding the date of the repurchase triggering the adjustment, as determined by the Board of Directors of the Company;
provided, that no adjustment to the Conversion Rate shall be made to the extent the Conversion Rate is not increased as a result of the above calculation; and provided further that the repurchases of Common Stock effected by the Company or its agent in conformity with Rule 10b-18 under the Exchange Act will not be included in any adjustment to the Conversion Rate made pursuant to this Section 14.06(a)(8).
For purposes of this Section 14.06(a)(8):
     (A) the market capitalization shall be calculated by multiplying the Current Market Price by the number of shares of Common Stock then outstanding on the date of the repurchase triggering the adjustment immediately prior to such repurchase, and
     (B) in determining the repurchase premium, the “then-prevailing market price” of the Company’s Common Stock will be the average of the Closing Sale Prices of the Company’s Common Stock for the five consecutive Trading Days ending on the relevant repurchase date.
If a payment by the Company shall cause an adjustment to the Conversion Rate under both clause (7) and clause (8) of this Section 14.06(a), the provisions of Section 14.06(a)(7) shall control.
     (9) Third Party Tender or Exchange Offers. In case a Person other than the Company or its Subsidiaries makes a payment in respect of a tender offer or exchange offer (a “Third Party Offeror”) for any portion of the Company’s Common Stock in which, as of the Expiration Date, the Board of Directors does not recommend rejection of such offer, and only if (i) the number of shares acquired by the Third Party Offeror pursuant to such tender offer or exchange offer increases such Third Party Offeror’s ownership of Common Stock to more than twenty-five percent (25%) of the total shares of Common Stock outstanding and (ii) the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Current Market Price, the Conversion Rate shall be adjusted by multiplying the Conversion Rate by a fraction:
     (A) the numerator of which shall be the sum of (a) the Fair Market Value of the aggregate consideration payable for all shares of the Common Stock purchased in the tender or exchange offer and (b) the product of (i) the number of shares of Common Stock outstanding less any such purchased shares of Common Stock and (ii) the Current Market Price (as the term is used in clause (d) of the definition thereof); and
     (B) the denominator of which shall be the product of (a) the number of shares of Common Stock outstanding, including any such purchased shares of Common Stock and (b) the Current Market Price (as the term is used in clause (d) of the definition thereof).
Notwithstanding the foregoing, the adjustment referred to in this Section 14.06(a)(9) shall not be made if as of the closing date of such tender offer or exchange offer, the offering documents relating to such tender offer or exchange offer disclose a plan or an intention to cause the Company to engage in a consolidation, merger or a sale of all or substantially all of the Company’s assets.
     (b) No Adjustment. No adjustment in the Conversion Rate shall be made:
     (1) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;
     (2) upon the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;
     (3) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (2) of this Section 14.06(b) and outstanding as of the date the Notes were first issued;
     (4) for a change in the par value of the Common Stock; or
     (5) for accrued and unpaid interest, if any.
In addition, notwithstanding anything to the contrary contained in Section 14.06(a), the Company will not be required to make any adjustment to the Conversion Rate or to the right of holders of Notes to convert the Notes as a result of any transaction that otherwise would require adjustment pursuant to clause (a) of this Section 14.06 if the holders of the Notes (including holders of beneficial interests therein) actually participate in such transaction on an equal and ratable basis.
          (c) Increase in Conversion Rate due to Taxes. The Company may make such increases in the Conversion Rate, for the remaining term of the Notes or any shorter term, in addition to those required by clause (a) of this Section 14.06, as the Board of Directors of the Company considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes.
          (d) Temporary Increase in Conversion Rate. To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least twenty (20) days, the increase is irrevocable during such period, and the Company’s Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive; provided, however, that no such increase shall be taken into account for purposes of determining whether the closing price of the Common Stock equals or exceeds 105% of the Conversion Price in connection with an event which would otherwise be a Fundamental Change. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall give notice of the increase to the holders in the manner provided in Section 13.02, with a copy to the Trustee and Conversion Agent, at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.
          (e) Fundamental Change Make-Whole Adjustment. In case of a Fundamental Change as described in clause (b), (c) or (d) in the definition thereof (and subject to the Company’s rights under this Section 14.06), solely upon receipt by the Conversion Agent of any holder’s Conversion Notice on or subsequent to the Effective Date of such Fundamental Change and prior to the 45th day following such Effective Date (or, if earlier and to the extent applicable, the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date (as specified in the Fundamental Change Repurchase Right Notice)), the Company shall increase the Conversion Rate for the Notes surrendered for conversion by such holder by the number of Additional Shares determined in accordance with this Section 14.06(e); provided, however that no increase shall be made in the case of a Fundamental Change if at least 90% of the consideration paid for the Company’s Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in such Fundamental Change transaction consists of shares of Capital Stock traded on the New York Stock Exchange, The Nasdaq Global Select Market or another U.S. national securities exchange or quoted on an established automated over-the-counter trading market in the United States (or that will be so traded or quoted immediately following the transaction) and as a result of such transaction or transactions the Notes become convertible solely into such Capital Stock.
          The number of Additional Shares will be determined by reference to the table below, based on the Effective Date of the Fundamental Change and the Stock Price paid per share of Common Stock in such Fundamental Change transaction, expressed as a number of

Additional Shares issuable per $1,000 initial principal amount of Notes as a result of a Fundamental Change that occurs in the corresponding period:

Fundamental Change Effective Date	Stock Price
	$81.60	$82.00	$83.00	$84.00	$85.00	$90.00	$95.00	$100.00	$110.00	$125.00	$150.00	$175.00	$200.00	$250.00	$300.00
June 15, 2007	3.80	3.77	3.68	3.59	3.51	3.14	2.82	2.55	2.11	1.63	1.14	0.86	0.68	0.47	0.35
June 15, 2008	3.73	3.69	3.60	3.51	3.42	3.03	2.69	2.41	1.95	1.47	0.99	0.72	0.56	0.38	0.29
June 15, 2009	3.65	3.61	3.51	3.42	3.32	2.90	2.54	2.24	1.76	1.27	0.81	0.57	0.43	0.29	0.22
June 15, 2010	3.58	3.53	3.42	3.32	3.21	2.75	2.36	2.03	1.53	1.03	0.59	0.39	0.29	0.20	0.15
June 15, 2011	3.55	3.50	3.37	3.25	3.13	2.60	2.15	1.77	1.21	0.69	0.31	0.18	0.14	0.10	0.08
June 15, 2012	3.80	3.74	3.59	3.45	3.31	2.66	2.07	1.55	0.64	0.00	0.00	0.00	0.00	0.00	0.00
The Stock Prices set forth in the first row of the table above shall be adjusted as of any date on which the Conversion Rate of the Notes is adjusted in accordance with Section 14.06 hereof. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares shall be adjusted in the same manner and for the same events as the Conversion Rate as set forth in Section 14.06 hereof.
          The exact Stock Price and Conversion Dates may not be set forth on the table; in which case, if the Stock Price is:
     (A) between two Stock Price amounts on the table or the Conversion Date is between two dates on the table, the number of Additional Shares will be determined by straight-line interpolation between the number of Additional Shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year;
     (B) more than $300.00 per share (subject to adjustment), no Additional Shares will be issued upon conversion; and
     (C) less than $81.60 per share (subject to adjustment), no Additional Shares will be issued upon conversion.
          Notwithstanding the foregoing, in no event shall the total number of shares of Common Stock issuable upon conversion of a Note exceed 12.2549 per $1,000 initial principal amount of the Notes, after giving effect to the make whole adjustment and any related increase in the Conversion Rate pursuant to this Section 14.06(e), subject to anti-dilution adjustments set forth in Section 14.06(a) hereof.
          (f) Notice of Adjustments of Conversion Rate. Whenever the Conversion Rate is adjusted pursuant to this Section 14.06:
     (1) The Company shall compute the adjusted Conversion Rate in accordance with this Section 14.06 and shall prepare an Officer’s Certificate setting forth (A) the adjusted Conversion Rate, (B) the clause of this Section 14.06 pursuant to which such adjustment has been made, showing in reasonable detail the facts upon which such adjustment is based, (C) the calculation of such adjustment and (D) the date as of which such adjustment is effective, and such certificate shall promptly be filed with the Trustee and with each Conversion Agent; and
     (2) upon each such adjustment, a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall be required, and as soon as practicable after it is required, such notice shall be provided by the Company to all holders in accordance with Section 14.11. Moreover, upon any determination by the Company, the Conversion Agent or the Trustee that holders of the Notes are or will be entitled to convert the Notes in accordance with this Section 14.06, the Company will issue a press release and publish the information on its website.
          Unless and until a Responsible Officer of the Trustee shall have received an Officer’s Certificate in accordance with this Section 14.06(g), the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect.
          Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any holder of Notes desiring inspection thereof at its office during normal business hours.
               Section 14.07. Effect of Reclassification, Consolidation, Merger or Sale. Except as set forth in Section 14.06(f), if any of the following events occur, namely (i) any reclassification or change of the outstanding shares of the Company’s Common Stock, (ii) any consolidation, merger or combination of the Company with another Person as a result of which holders of the Company’s Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, (iii) the Company is a party to a binding share exchange, or (iv) any sale or conveyance of all or substantially all of the properties and assets of the Company to any other Person as a result of which holders of the Company’s Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture providing that each Note shall be convertible into the type and amount of shares of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, binding share exchange, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Notes (assuming, for such purposes, a sufficient number of authorized shares of Common Stock are available to convert all such Notes) immediately prior to such reclassification, change, consolidation, merger, combination, binding share exchange, sale or conveyance assuming such holder of Common Stock did not exercise his rights of election, if any, as to the type or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, binding share exchange, sale or conveyance (provided that, if the type or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, binding share exchange, sale or conveyance is more than a single type of consideration (determined based in part upon any form of stockholder election), then the type and amount of consideration will be deemed to be the weighted average of the kind and amounts of consideration received by the holders of the Company’s Common Stock that affirmatively makes such an election). Such supplemental indenture shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 14.
          The Company shall cause notice of the execution of such supplemental indenture to be mailed to each holder of Notes, at its address appearing on the Note register provided for in Section 2.05 of this Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
          The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.
          Interest will not accrue on any cash into which the Notes are convertible.
               Section 14.08. Taxes on Shares Issued. The issue of stock certificates on conversions of Notes shall be made without charge to the converting Noteholder for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Note converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.
               Section 14.09. Reservation of Shares, Shares to Be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Notes from time to time as such Notes are presented for conversion.
          Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.
          The Company covenants that all shares of Common Stock which may be issued upon conversion of Notes will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue by the Company thereof.
          The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

          The Company further covenants that, if at any time the Common Stock shall be listed on the Nasdaq Global Select Market or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Note; provided that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of the Notes into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Notes in accordance with the requirements of such exchange or automated quotation system at such time.
               Section 14.10. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any holder of Notes to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 14. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Noteholders upon the conversion of their Notes after any event referred to in such Section 14.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.
               Section 14.11. Notice to holders Prior to Certain Actions. In case:
     (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 14.06; or
     (b) the Company shall authorize the granting to the holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or
     (c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or
     (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;
the Company shall cause to be filed with the Trustee and to be mailed to each holder of Notes at his address appearing on the Note register provided for in Section 2.05 of this Indenture, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, authorization, grant, reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.
               Section 14.12. Rights Issued in Respect of Common Stock Issued upon Conversion. Each share of Common Stock issued upon conversion of Notes pursuant to this Article 14 shall be entitled to receive the appropriate number of common stock or preferred stock purchase rights, as the case may be (the “Rights”), if any, that shares of Common Stock are entitled to receive and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights agreement adopted by the Company, as the same may be amended from time to time (in each case, a “Rights Agreement”). Provided that such Rights Agreement requires that each share of Common Stock issued upon conversion of Notes at any time prior to the distribution of separate certificates representing the Rights be entitled to receive such Rights, then, notwithstanding anything else to the contrary in this Article 14 there shall not be any adjustment to the conversion privilege or Conversion Rate as a result of the issuance of Rights, but an adjustment to the Conversion Rate shall be made with respect to Notes then outstanding pursuant to Section 14.06 (to the extent required thereby) upon the separation of the Rights from the Common Stock.
ARTICLE XV
Miscellaneous Provisions
               Section 15.01. Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements by the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

               Section 15.02. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful sole successor of the Company.
               Section 15.03. Addresses for Notices, Etc. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes on the Company shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to NII Holdings, Inc., 10700 Parkridge Boulevard, Suite 600, Reston, Virginia 20191, Attention: General Counsel. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited, postage prepaid, by registered or certified mail in a post office letter box addressed to the Corporate Trust Office.
          The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.
          Any notice or communication mailed to a Noteholder shall be mailed to him by first class mail, postage prepaid, at his address as it appears on the Note register and shall be sufficiently given to him if so mailed within the time prescribed.
          Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
               Section 15.04. Governing Law. This Indenture and each Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York without reference to its principles of conflict of laws.
               Section 15.05. Evidence of Compliance with Conditions Precedent, Certificates to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
          Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include: (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.
               Section 15.06. Legal Holidays. In any case in which the date of Maturity of interest on or principal of the Notes or Fundamental Change Repurchase Date will not be a Business Day, then payment of such interest on or principal of the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of Maturity or Fundamental Change Repurchase Date, and no interest shall accrue for the period from and after such date.
               Section 15.07. Trust Indenture Act. This Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act; provided that unless otherwise required by law, notwithstanding the foregoing, this Indenture and the Notes issued hereunder shall not be subject to the provisions of subsections (a)(1), (a)(2) and (a)(3) of Section 314 of the Trust Indenture Act as now in effect or as hereafter amended or modified; provided further that this Section 15.07 shall not require this Indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to the Indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control.
               Section 15.08. No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction in which property of the Company or its subsidiaries is located.
               Section 15.09. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any paying agent, any authenticating agent, Conversion Agent, any Note registrar and their successors hereunder and the holders of Notes any benefit or any legal or equitable right, remedy or claim under this Indenture.
               Section 15.10. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
               Section 15.11. Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf, and subject to its direction, in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Sections 2.04, 2.05, 2.06, 2.07 and 3.01, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.09.
          Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise eligible under this Section 15.11, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.
          Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee shall either promptly appoint a successor authenticating agent or itself assume the duties and obligations of the former authenticating agent under this Indenture and, upon such appointment of a successor authenticating agent, if made, shall give written notice of such appointment of a successor authenticating agent to the Company and shall mail notice of such appointment of a successor authenticating agent to all holders of Notes as the names and addresses of such holders appear on the Note register.
          The Company agrees to pay to the authenticating agent from time to time such reasonable compensation for its services as shall be agreed upon in writing between the Company and the authenticating agent.
          The provisions of Sections 7.03, 7.04, 7.05, 8.03 and this Section 15.11 shall be applicable to any authenticating agent.
               Section 15.12. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.
               Section 15.13. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          Wilmington Trust Company hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions herein above set forth.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed.

NII HOLDINGS, INC., as Issuer
By:	/s/
Name:
Title:

WILMINGTON TRUST COMPANY, as Trustee
By:	/s/
Name:
Title:

EXHIBIT A
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE “DEPOSITARY”, WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT, PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE NOTE EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THIS NOTE OR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE EXCEPT (A) TO NII HOLDINGS, INC. OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER), (3) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (2)(E) ABOVE), IT WILL FURNISH TO WILMINGTON TRUST COMPANY, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS NOTE PURSUANT TO CLAUSE (2)(E) ABOVE OR UPON ANY TRANSFER OF THIS NOTE UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTION.

NII HOLDINGS, INC.
3.125% CONVERTIBLE SENIOR NOTE DUE 2012

	CUSIP:	_________
	ISIN:	_________

No. ______	$	_________
          NII HOLDINGS, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to Cede & Co. or its registered assigns, the principal sum set forth on Schedule I hereto on June 15, 2012 at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually on June 15 and December 15 of each year, commencing December 15, 2007, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 3.125%, from the June 15 or December 15, as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Note, or unless no interest has been paid or duly provided for on the Notes, in which case from June 5, 2007 until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after any June 1 or December 1, as the case may be, and before the following June 15 or December 15, this Note shall bear interest from such June 15 or December 15; provided that if the Company shall default in the payment of interest due on such June 15 or December 15, then this Note shall bear interest from the next preceding June 15 or December 15 to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on such Note, from June 5, 2007. Except as otherwise provided in the Indenture, the interest payable on the Note pursuant to the Indenture on any June 15 or December 15 will be paid to the Person entitled thereto as it appears in the Note register at the close of business on the record date, which shall be the June 1 or December 1 (whether or not a Business Day) next preceding such June 15 or December 15, as provided in the Indenture; provided that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. Interest may, at the option of the Company, be paid either (i) by check mailed to the registered address of such Person (provided that the holder of Notes with an aggregate principal amount in excess of $2,000,000 shall, at the written election (timely made and containing appropriate wire transfer information) of such holder, be paid by wire transfer of immediately available funds) or (ii) by transfer to an account maintained by such Person located in the United States; provided that payments to the Depositary will be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.
          The Company promises to pay interest on overdue principal, premium, if any, and interest (to the extent that payment of such interest is enforceable under applicable law) at the rate of 1% per annum above the 3.125% interest rate described above.

          Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the holder of this Note the right to convert this Note on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
          This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of the State of New York.
          This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

          IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

NII HOLDINGS, INC.
By:

Attest:
By:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Notes described in the within-named Indenture.

WILMINGTON TRUST COMPANY, as Trustee
By:
Authorized Officer

Dated:

FORM OF REVERSE OF NOTE
NII HOLDINGS, INC.
3.125% CONVERTIBLE SENIOR NOTE DUE 2012
          This Note is one of a duly authorized issue of Notes of the Company, designated as its 3.125% Convertible Notes Due 2012 (herein called the “Notes”), initially limited in aggregate principal amount to $_________, issued and to be issued under and pursuant to an Indenture dated as of June 5, 2007 (herein called the “Indenture”), between the Company and Wilmington Trust Company, as trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes.
          In case an Event of Default shall have occurred and be continuing, the principal of, and premium, if any, and accrued interest on, all Notes may be declared by either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.
          The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of at least a majority in aggregate principal amount of the Notes at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided that no such supplemental indenture shall (i) change the fixed Maturity of any Note, or reduce the rate or change the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon or reduce any amount payable on repurchase thereof, or impair the right of any Noteholder to institute suit for the payment thereof, or make the principal thereof or interest or premium, if any, thereon payable in any coin or currency or payable at any place other than that provided in the Indenture or the Notes, or change the obligation of the Company to repurchase any Note on a Fundamental Change Repurchase Date in a manner adverse to the holders of Notes, or reduce the Conversion Rate otherwise than in accordance with the terms of the Indenture or otherwise impair the right to convert the Notes into Common Stock or cash subject to the terms set forth herein, including Section 14.07 thereof or reduce the quorum or the voting requirements under the Indenture, or modify any of the provisions of Section 10.02 or Section 6.07, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Note so affected, or change any obligation of the Company to maintain an office or agency in the places and for the purposes set forth in Section 4.01 thereof, in each case, without the consent of the holder of each Note so affected, or (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture or to waive any past Event of Default, without the consent of the holders of each Notes affected thereby. Subject to the provisions of the Indenture, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default or

Event of Default under the Indenture and its consequences except a default in the payment of interest, or any premium on or the principal of, any of the Notes, or a failure by the Company to convert any Notes into Common Stock, cash or a combination of cash and Common Stock of the Company, or a default in the payment of the repurchase price on a Fundamental Change Repurchase Date, or a default in respect of a covenant or provisions of the Indenture which under Article 10 of the Indenture cannot be modified or amended without the consent of the holders of each or all Notes then outstanding or affected thereby. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.
          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and any premium and interest on, this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.
          Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.
          The Notes are issuable in fully registered form, without coupons, in denominations of $1,000 principal amount and any multiple of $1,000. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of any other authorized denominations.
          The Notes are not redeemable by the Company.
          If a Fundamental Change occurs at any time prior to Maturity of the Notes, this Note will be redeemable on a Fundamental Change Repurchase Date, no less than 20 and no more than 35 days after notice thereof, at the option of the holder of this Note at a redemption price equal to 100% of the principal amount thereof, together with accrued interest to (but excluding) the redemption date; provided that if such Fundamental Change Repurchase Date is a June 15 or December 15, the interest payable on such date shall be paid to the holder of record of this Note on the preceding June 1 or December 1, respectively. The Notes will be redeemable in multiples of $1,000 principal amount. The Company shall mail to all holders of record of the Notes a notice of the occurrence of a Fundamental Change and of the redemption right arising as a result thereof on or before the 15th day after the occurrence of such Fundamental Change. For a Note to be so redeemed at the option of the holder, the Company must receive at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, such Note with the form entitled “Option to Elect Repurchase Upon a Fundamental Change” on the reverse thereof duly completed, together with such Note, duly endorsed for transfer, at any time prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Fundamental Change Repurchase Date.

          Holders have the right to withdraw any Option to Elect Repurchase Upon a Fundamental Change by delivering to the Trustee (or other paying agent appointed by the Company) a written notice of withdrawal up to the close of business on the Repurchase Date, all as provided in the Indenture.
          If cash sufficient to pay the purchase price of all Notes or portions thereof to be purchased as of the Repurchase Date is deposited with the Trustee (or other paying agent appointed by the Company), on the Business Day following the Repurchase Date, interest will cease to accrue on such Notes (or portions thereof) immediately after such Repurchase Date, and the holder thereof shall have no other rights as such other than the right to receive the purchase price upon surrender of such Note.
          Subject to the occurrence of certain events and in compliance with the provisions of the Indenture, the holder hereof has the right to convert each $1,000 principal amount of the Notes into 8.4517 shares of the Company’s Common Stock or a combination of shares of the Company’s Common Stock and cash, subject to adjustment as provided in the Indenture. A Note in respect of which a holder is exercising its right to require repurchase upon a Fundamental Change may be converted only if such holder withdraws its election to exercise either such right in accordance with the terms of the Indenture. The Conversion Rate for the Notes on any Conversion Date shall be determined as set forth in the Indenture. The Company shall deliver cash or a check in lieu of any fractional share of Common Stock.
          The Company shall deliver to the holder through the Conversion Agent, no later than the third Business Day following the Conversion Date, a certificate for the number of whole shares of Common Stock issuable upon the conversion and, if applicable, cash in lieu of any fractional shares.
          A holder may convert a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment shall be made for dividends on the Common Stock except as provided in the Indenture. On conversion of a Note, except for conversion during the period from the close of business on any record date immediately preceding any interest payment date to the close of business on the Business Day immediately preceding such interest payment date, in which case the holder on such record date shall receive the interest payable on such interest payment date, that portion of accrued and unpaid interest on the converted Note attributable to the period from the most recent interest payment date (or, if no interest payment date has occurred, from the date of original issuance of the Notes) through the Conversion Date shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares), or cash in lieu thereof, in exchange for the Note being converted pursuant to the provisions hereof.
          Notes or portions thereof surrendered for conversion during the period from the close of business on any record date immediately preceding any interest payment date to the close of business on the Business Day immediately preceding such interest payment date shall be accompanied by payment to the Company or its order, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest payable on such interest payment date with respect to the principal amount of Notes or portions thereof being surrendered for conversion; provided that no such payment need be made if (1) the Notes are surrendered for conversion after the record date for the last interest payment, (2) the Company has specified a Fundamental Change Repurchase Date that is after a record date and on or before the second Business Day after the corresponding Interest Payment Date or (3) any overdue interest exists on the Conversion Date with respect to the Notes converted, but only to the extent of overdue interest.
          No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the current market price of the Common Stock as provided in Section 14.04 of the Indenture.
          To convert a Note, a holder must (a) complete and manually sign the conversion notice set forth below or a facsimile thereof and deliver such notice to a Conversion Agent, (b) surrender the Note to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents (including any certification that may be required under applicable law) if required by the Conversion Agent, (d) pay any transfer or similar tax, if required and (e) if required pay funds equal to the interest payable on the next interest payment date.
          The Conversion Rate will be adjusted as set forth in Article 14 of the Indenture.
          Upon due presentment for registration of transfer of this Note at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessment or other governmental charge imposed in connection therewith.
          The Company, the Trustee, any authenticating agent, any paying agent, any Conversion Agent and any Note registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Note registrar) for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any paying agent nor other Conversion Agent nor any Note registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.
          No recourse for the payment of the principal of, or any premium or interest on, this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.
          Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS
          The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM —	as tenants in common	UNIF GIFT MIN ACT — ___Custodian ___
TEN ENT —	as tenant by the entireties	(Cust) (Minor)
JT TEN —	as joint tenants with right of survivorship under Uniform Gifts to Minors Act and not as tenants in common
(State)
Additional abbreviations may also be used though not in the above list.

CONVERSION NOTICE

TO:	NII HOLDINGS, INC.
WILMINGTON TRUST COMPANY
          The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated, into shares of Common Stock of NII Holdings, Inc. and/or cash in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable and/or cash payable upon such conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares or any portion of this Note not converted or a check for cash payable are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.
Dated: ______________________

Name of holder or underlying participant of Depository

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee
          Fill in the registration of shares of Common Stock if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

Please print name and address

Principal amount to be converted (if less than all):

$

Social Security or Other Taxpayer Identification Number:

OPTION TO ELECT REPURCHASE
UPON A FUNDAMENTAL CHANGE

TO:	NII HOLDINGS, INC.
WILMINGTON TRUST COMPANY
          The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from NII Holdings, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to redeem the entire principal amount of this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note at the price of 100% of such entire principal amount or portion thereof, together with accrued interest to, but excluding, the Fundamental Change Repurchase Date, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.
Dated: ______________________

Signature(s)

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Principal amount to be repaid (if less than all):

Social Security or Other Taxpayer Identification Number

ASSIGNMENT
          For value received ____________________________________ hereby sell(s) assign(s) and transfer(s) unto ______________________________ (Please insert social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints _________________________________ attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.
          In connection with any transfer of the Note prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the Securities Act of 1933, as amended), the undersigned confirms that such Note is being transferred:
☐	To NII Holdings, Inc. or a subsidiary thereof; or

☐	To a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144(k) under the Securities Act of 1933, as amended; or

☐	Pursuant to a Registration Statement which has been declared effective under the Securities Act of 1933, as amended, and which continues to be effective at the time of transfer;
and unless the Note has been transferred to NII Holdings, Inc. or a subsidiary thereof, the undersigned confirms that such Note is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act of 1933, as amended.
          Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.
Dated: ____________________

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee
NOTICE: The signature on the Conversion Notice, the Option to Elect Redemption Upon a Fundamental Change, the Repurchase Notice or the Assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Schedule I
[Include Schedule I only for a Global Note]
NII HOLDINGS, INC.
3.125% Convertible Note Due 2012
No. _____

		Notation Explaining	Authorized Signature of
Date	Principal Amount	Principal Amount Recorded	Trustee or Custodian